UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 10-Q


           [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2004

          [  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Commission File Number: 000-28600


                       CCC INFORMATION SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                              54-1242469
  (State  or  other  jurisdiction  of           (I.R.S. Employer
    incorporation  or  organization)         Identification  Number)



                           WORLD TRADE CENTER CHICAGO
                              444 MERCHANDISE MART
                             CHICAGO, ILLINOIS 60654
          (Address of principal executive offices, including zip code)

                                 (312) 222-4636
              (Registrant's telephone number, including area code)


     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing  requirements  for  the  past  90  days.  Yes  X   No  __
                                                      -
     Indicate  by  check mark whether the Registrant is an accelerated filer (as
defined  in  Rule  12b-2  of  the  Act).  Yes  X   No  __
                                               -
     As of July 22, 2004, 26,739,725 shares of CCC Information Services Group Inc. common stock, par value $0.10 per share, were outstanding.




                                TABLE OF CONTENTS

PART I.                       FINANCIAL INFORMATION                                PAGE

Item 1.         Financial Statements (Unaudited)

                Consolidated Interim Statements of Operations. . . . . . . . . . .   1

                Consolidated Interim Balance Sheets. . . . . . . . . . . . . . . .   2

                Consolidated Interim Statements of Cash Flows. . . . . . . . . . .   3

                Notes to Consolidated Interim Financial Statements . . . . . . . .   4

Item 2.         Management's Discussion and Analysis of Financial Condition and
                Results of Operations. . . . . . . . . . . . . . . . . . . . . . .  12

Item 3.         Quantitative and Qualitative Disclosures About Market Risk . . . .  21

Item 4.         Controls and Procedures. . . . . . . . . . . . . . . . . . . . . .  22


PART II.        OTHER INFORMATION

Item 1.         Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .  22

Item 2.         Changes in Securities and Use of Proceeds. . . . . . . . . . . . .  22

Item 3.         Defaults Upon Senior Securities. . . . . . . . . . . . . . . . . .  22

Item 4.         Submission of Matters to a Vote of Security Holders. . . . . . . .  23

Item 5.         Other Information. . . . . . . . . . . . . . . . . . . . . . . . .  23

Item 6.         Exhibits and Reports on Form 8-K . . . . . . . . . . . . . . . . .  24

                SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                EXHIBIT INDEX. . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                  CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                            THREE MONTHS ENDED   SIX MONTHS ENDED
                                                  JUNE 30,          JUNE 30,
                                            -------------------------------------
                                               2004      2003      2004      2003
                                            -------------------------------------
Revenues . . . . . . . . . . . . . . . . .  $49,473   $48,097   $99,076   $95,829
Expenses:
 Production and customer support . . . . .    7,807     7,754    16,156    15,098
 Commissions, royalties and licenses . . .    3,145     3,013     6,319     5,430
 Selling, general and administrative . . .   19,105    17,150    37,035    35,716
 Depreciation and amortization . . . . . .    1,805     2,014     3,908     3,944
 Product development and programming . . .    8,089     8,156    16,126    15,852
 Restructuring charges . . . . . . . . . .      886     1,061       886     1,061
                                            -------------------------------------
Total operating expenses . . . . . . . . .   40,837    39,148    80,430    77,101

Operating income . . . . . . . . . . . . .    8,636     8,949    18,646    18,728

Interest expense . . . . . . . . . . . . .     (126)     (165)     (272)     (387)
Other income, net. . . . . . . . . . . . .       80        67       167       156
Equity in income of ChoiceParts investment       94        12       203         6
                                            -------------------------------------
Income before income taxes . . . . . . . .    8,684     8,863    18,744    18,503

Income tax provision . . . . . . . . . . .   (3,341)   (3,369)   (7,194)   (7,038)
                                            -------------------------------------
Net income . . . . . . . . . . . . . . . .  $ 5,343   $ 5,494   $11,550   $11,465
                                            =====================================


PER SHARE DATA:
Income per common share:
 Basic . . . . . . . . . . . . . . . . . .  $  0.20   $  0.21   $  0.43   $  0.44
                                            =====================================
 Diluted . . . . . . . . . . . . . . . . .  $  0.19   $  0.20   $  0.41   $  0.41
                                            =====================================
Weighted average shares outstanding:
 Basic . . . . . . . . . . . . . . . . . .   26,643    26,224    26,558    26,187
 Diluted . . . . . . . . . . . . . . . . .   27,824    27,630    27,875    27,682

The accompanying notes are an integral part of these consolidated financial statements.



                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED INTERIM BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                      JUNE 30,    DECEMBER 31,
                                                                                        2004         2003
                                                                                     -------------------------
ASSETS
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  37,747   $      20,755
Short-term investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -           7,004
Accounts receivable (net of allowances of $2,600 and $2,943 at June 30, 2004
   and December 31, 2003, respectively) . . . . . . . . . . . . . . . . . . . . . .     14,174          10,247
Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,632           8,369
                                                                                     -------------------------
Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60,553          46,375
Property and equipment (net of accumulated depreciation of $36,964 and
   $36,211 at June 30, 2004 and December 31, 2003, respectively). . . . . . . . . .     12,357          12,776
Intangible assets (net of accumulated amortization of  $1,141 and $713 at June 30,
 2004 and December 31, 2003, respectively). . . . . . . . . . . . . . . . . . . . .      1,726           2,153
Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15,747          15,747
Deferred income taxes (net of valuation allowance of $11,599 at June 30, 2004
   and December 31, 2003) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,734           9,127
Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        468             265
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        121             292
                                                                                     -------------------------
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  99,706   $      86,735
                                                                                     =========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   6,822   $       5,937
Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16,226          16,522
Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -           1,602
Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7,883           7,930
Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         29              97
                                                                                     -------------------------
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30,960          32,088
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,029           3,064
                                                                                     -------------------------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32,989          35,152
                                                                                     -------------------------

Commitments and contingencies

Preferred stock ($1.00 par value, 100 shares authorized, issued and outstanding). .          -               -
Common stock ($0.10 par value, 40,000,000 shares authorized, 26,735,699 and
   26,376,839 shares outstanding at June 30, 2004 and December 31, 2003,
   respectively). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,070           3,034
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    135,138         131,590
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (25,288)        (36,838)
Treasury stock, at cost (4,094,665 common shares in treasury at
   June 30, 2004 and December 31, 2003) . . . . . . . . . . . . . . . . . . . . . .    (46,203)        (46,203)
                                                                                     -------------------------
Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     66,717          51,583
                                                                                     -------------------------
Total liabilities and stockholders' equity. . . . . . . . . . . . . . . . . . . . .  $  99,706   $      86,735
                                                                                     =========================


The accompanying notes are an integral part of these consolidated financial statements.



                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                        SIX MONTHS ENDED
                                                                                             JUNE 30,
                                                                                          2004       2003
                                                                                      -------------------
Operating Activities:
  Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $11,550   $ 11,465
    Adjustments to reconcile net income to net cash provided by operating activities:
      Restructuring charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      886      1,061
      Equity in net income of ChoiceParts . . . . . . . . . . . . . . . . . . . . . .     (203)        (6)
      Depreciation and amortization of property and equipment . . . . . . . . . . . .    3,481      3,658
      Amortization of intangible assets . . . . . . . . . . . . . . . . . . . . . . .      428        286
      Deferred income tax provision . . . . . . . . . . . . . . . . . . . . . . . . .      393        359
      Compensation expense related to issuance of restricted stock. . . . . . . . . .       23          -
      Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65         65
  Changes in:
      Accounts receivable, net. . . . . . . . . . . . . . . . . . . . . . . . . . . .   (3,928)      (574)
      Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (224)      (713)
      Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      170        156
      Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      885     (2,607)
      Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (1,165)    (6,744)
      Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (934)     1,108
      Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (47)       720
      Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .       91        (62)
      Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (1,035)      (725)
                                                                                       ------------------
  Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . .   10,436      7,447
                                                                                       ------------------
Investing Activities:
      Capital expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (3,089)    (1,939)
      Maturity of short-term investments. . . . . . . . . . . . . . . . . . . . . . .    7,004          -
      Acquisition of Comp-Est, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .        -    (13,205)
                                                                                       ------------------
  Net cash provided by (used for) investing activities. . . . . . . . . . . . . . . .    3,915    (15,144)
                                                                                       ------------------
Financing Activities:
      Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . .    2,583        855
      Proceeds from employee stock purchase plan. . . . . . . . . . . . . . . . . . .      216        190
      Payment of principal and interest on notes receivable from officer. . . . . . .        -      1,506
      Principal repayments of capital lease obligations . . . . . . . . . . . . . . .     (158)      (235)
                                                                                       ------------------
  Net cash provided by financing activities . . . . . . . . . . . . . . . . . . . . .    2,641      2,316
                                                                                       ------------------

  Net increase (decrease) in cash and cash equivalents. . . . . . . . . . . . . . . .   16,992     (5,381)
      Cash and cash equivalents:
      Beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20,755     20,200
                                                                                       ------------------
      End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $37,747   $ 14,819
                                                                                       ==================

Supplemental Disclosure:
  Cash paid:
      Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81        123
      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,213      5,572


The accompanying notes are an integral part of these consolidated financial statements.



                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                    NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE  1-  DESCRIPTION  OF  BUSINESS  AND  ORGANIZATION

     CCC Information Services Group Inc. ("CCCG"), incorporated in Delaware in 1983 and headquartered in Chicago, Illinois, is a holding company, which operates through its wholly owned subsidiary, CCC Information Services Inc. ("CCC"). CCC and CCCG are collectively referred to herein as the "Company" or "we." We employed 813 full-time employees at June 30, 2004, compared to 840 at this time in 2003. We automate the process of evaluating and settling automobile claims, which allows our customers to integrate estimate information, labor time and cost, recycled parts and various other calculations derived from our extensive databases, electronic images, documents and related information into organized electronic workfiles. We develop, market and supply a variety of automobile claim products and services which enable customers in the automobile claims industry, including automobile insurance companies, collision repair facilities, independent appraisers and automobile dealers, to manage the automobile claim and vehicle restoration process. Our principal products and services are CCC Pathways collision estimating software ("CCC Pathways"), which provides our customers with access to various automobile information databases and claims management software, and CCC Valuescope Claim Services ("CCC Valuescope"), which is used by automobile insurance companies and independent appraisers in processing claims involving private passenger vehicles that have been heavily damaged or stolen.

     As of June 30, 2004, White River Ventures Inc. ("White River") held approximately 33% of our outstanding common stock. In June 1998, White River Corporation, the sole shareholder of White River, was acquired by Demeter Holdings Corporation, which is solely controlled by the President and Fellows of Harvard College, a Massachusetts educational corporation and title-holding company for the endowment fund of Harvard University. Charlesbank Capital Partners LLC serves as the investment manager with respect to the investment of White River in the Company.

NOTE  2-  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Basis  of  Presentation

     The accompanying consolidated interim financial statements as of and for the six months ended June 30, 2004 and 2003 are unaudited. We are of the opinion that all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our interim results of operations and financial condition have been included. The results of operations for any interim period should not be regarded as necessarily indicative of results of operations for any future period. The consolidated interim financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission ("SEC").

     Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These accounting principles require that we make certain estimates, judgments and assumptions. We believe that our estimates, judgments and assumptions are reasonable based on information available at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the periods presented. To the extent that there are material differences between these estimates and actual results, our consolidated financial statements may be affected.

Cash  and  cash  equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. Any realized gains or losses are shown in the accompanying consolidated statements of operations in other income or expense.

Revenue  Recognition

     Revenues are recognized after services are provided, when persuasive evidence of an arrangement exists, the fee is fixed and determinable and when collection is probable. Revenue is deferred until all of the above-mentioned criteria are met. Revenues are reflected net of customer allowances, which are based on the application of a predetermined percentage.

Goodwill

     Under the provisions of SFAS No. 141 "Business Combinations" the purchase method of accounting is used for all business combinations. The purchase method of accounting requires that the excess of purchase price paid over the estimated fair value of identifiable tangible and intangible net assets of acquired businesses be recorded as goodwill.

     Under the provisions of SFAS No. 142 "Goodwill and Intangible Assets" (SFAS
142), goodwill is no longer amortized. Under SFAS 142, goodwill is reviewed for impairment on at least an annual basis, when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the implied fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. In accordance with SFAS 142, we completed our annual impairment analysis during the first quarter of 2004. No events or changes in circumstances have occurred since our annual impairment testing to indicate that the carrying value of such assets may not be recoverable as of June 30, 2004.

     The aggregate goodwill balance as of June 30, 2004 was $15.7 million. The balance from the 1988 acquisition that included CCC Valuescope was $4.9 million and the remaining balance of $10.8 million represents the goodwill from the Comp-Est acquisition completed during February 2003.

Earnings  Per  Share  Information

     Basic earnings per share ("EPS") excludes the dilutive effect of common stock equivalents and is computed by dividing net income by the weighted-average number of shares outstanding during the period. Diluted EPS includes the dilutive effect of common share equivalents and is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalents consist of stock options and certain other equity instruments. Using the treasury method, for the three and six month periods ended June 30, 2004, options to purchase a weighted average number of 553,913 and 533,508 shares of common stock, respectively, were not included in the computations of diluted earnings per share because the options' exercise prices were greater than the average market price of the common shares during the period.

                                                   THREE MONTHS ENDED     SIX MONTHS ENDED
                                                         JUNE 30,             JUNE 30,
                                                    --------------------------------------
                                                         2004       2003     2004     2003
                                                    --------------------------------------

Net income . . . . . . . . . . . . . . . . . . . .  $   5,343  $   5,494  $11,550  $11,465
                                                    ======================================
Weighted average common shares outstanding:
   Shares attributable to common stock outstanding     26,643     26,224   26,558   26,187
   Shares attributable to common stock equivalents
    outstanding. . . . . . . . . . . . . . . . . .      1,181      1,406    1,317    1,495
                                                    --------------------------------------
                                                       27,824     27,630   27,875   27,682
                                                    ======================================
Per share net income:
   Basic . . . . . . . . . . . . . . . . . . . . .  $    0.20  $    0.21  $  0.43  $  0.44
                                                    ======================================
   Diluted . . . . . . . . . . . . . . . . . . . .  $    0.19  $    0.20  $  0.41  $  0.41
                                                    ======================================



Stock  Based  Compensation

     The Company follows SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"). As allowed by SFAS 123, the Company has elected to continue to account for its stock based compensation programs according to the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted the disclosure provisions required by SFAS 123.

     The Company applies APB No. 25 in accounting for its stock option plans and employee stock purchase plan, and accordingly, has not recognized compensation cost in the accompanying consolidated statement of operations. Had compensation cost been recognized based on fair value as of the grant dates as prescribed by SFAS 123, the Company's net income applicable to common stock and related per share amounts would have been impacted as indicated below (in thousands, except per share data):


                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                            JUNE 30,             JUNE 30,
                                      ---------------------------------------
                                          2004      2003      2004       2003
                                      ---------------------------------------
Net income:
 As reported . . . . . . . . . . . .  $  5,343  $  5,494  $ 11,550  $  11,465
 Pro forma . . . . . . . . . . . . .  $  4,886  $  4,823  $ 10,492  $  10,336
Per share net income - basic:
 As reported . . . . . . . . . . . .  $   0.20  $   0.21  $   0.43  $    0.44
 Pro forma . . . . . . . . . . . . .  $   0.18  $   0.18  $   0.40  $    0.39
Per share net income - diluted:
 As reported . . . . . . . . . . . .  $   0.19  $   0.20  $   0.41  $    0.41
 Pro forma . . . . . . . . . . . . .  $   0.18  $   0.17  $   0.38  $    0.37

Weighted average shares outstanding:
 Basic . . . . . . . . . . . . . . .    26,643    26,224    26,558     26,187
 Diluted . . . . . . . . . . . . . .    27,824    27,630    27,875     27,682

Assumptions used:
 Expected volatility . . . . . . . .    68.9 %    73.8 %    68.9 %     73.8 %
 Risk free rate. . . . . . . . . . .     3.8 %     2.3 %     3.8 %      2.7 %
 Expected option life. . . . . . . .    5.5yrs    5.5yrs    5.5yrs    5.5 yrs
 Dividend yield. . . . . . . . . . .         -         -         -          -


     The effects of applying SFAS 123 in the above pro forma disclosures are not necessarily indicative of future amounts as they do not include the effects of awards granted prior to 1995, some of which would have had income statement effects in 2004 and 2003. Additionally, future amounts are likely to be affected by the number of grants awarded since additional awards are generally expected to be made at varying amounts.

Pervasiveness  of  Estimates

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commitments  and  Contingencies.

      Loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Contingent liabilities are often resolved over long time periods. Estimating probable losses requires analysis of multiple factors that often depend on judgments about potential actions by third parties such as regulators. We regularly evaluate current information available to us to determine whether such accruals should be adjusted.

Indemnification  Disclosure

     In the normal course of business, we are a party to a variety of agreements pursuant to which we may be obligated to indemnify the other party with respect to certain matters. Generally, these obligations arise in the context of agreements entered into by us, under which we customarily agree to hold the other party harmless against losses arising from a breach of representations and covenants related to such matters as title to assets sold, certain intellectual property rights and, in certain circumstances, specified environmental matters. These terms are common in the industry in which we conduct business. In each of these circumstances, payment by us is subject to certain monetary and other limitations and is conditioned on the other party making an adverse claim pursuant to the procedures specified in the particular agreement, which typically allow us to challenge the other party's claims.

     We evaluate estimated losses for such indemnifications under SFAS No. 5, "Accounting for Contingencies" as interpreted by FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). We consider such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, we have not encountered material costs as a result of such obligations and as of June 30, 2004, have not recorded any liabilities related to such indemnifications in our financial statements, as we do not believe the likelihood of a material obligation is probable.

NOTE  3  -  INVESTMENT  IN  CHOICEPARTS

     In 2000, we formed a new independent company, ChoiceParts, LLC ("ChoiceParts"), with ADP and The Reynolds and Reynolds Company. ChoiceParts operates an electronic parts exchange for the auto parts marketplace for franchised auto retailers, collision repair facilities and other parts suppliers. We have a 27.5% equity interest in ChoiceParts, which is accounted for under the equity method. Based on the nature of our investment, we have recorded a deferred income tax benefit on our share of the losses.

     Summary financial information for ChoiceParts is as follows (in thousands):


                           THREE MONTHS    SIX MONTHS
                              ENDED          ENDED
                             JUNE 30,       JUNE 30,
                         ------------------------------
                           2004    2003    2004    2003
                         ------------------------------

Revenues. . . . . . . .  $2,041  $2,763  $4,331  $5,978
                         ==============================
Income from operations.  $  342  $   24  $  851  $    4
                         ==============================
Net income (loss) . . .  $  336  $   25  $  846  $  (20)
                         ==============================

NOTE 4 - OTHER CURRENT ASSETS

     Other current  assets  consisted  of  the  following  (in  thousands):

                                                               JUNE 30,   DECEMBER 31,
                                                                 2004        2003
                                                              ------------------------

Insurance reimbursement for litigation settlement. . . . . .  $   2,000     $  2,000
Prepaid data royalties . . . . . . . . . . . . . . . . . . .      1,889        1,948
Prepaid equipment maintenance. . . . . . . . . . . . . . . .      1,624        1,261
Prepaid insurance. . . . . . . . . . . . . . . . . . . . . .        831        1,080
Income tax receivable - research and experimentation credits        750          750
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,538        1,330
                                                              ------------------------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   8,632     $  8,369
                                                              ========================

     In 2001, the Company recorded a charge of $4.3 million, net of an expected insurance reimbursement of $2.0 million, in connection with a litigation settlement. See Note 8, "Legal Proceedings" for discussion of the charge.

NOTE 5 - ACCRUED EXPENSES

     Accrued  expenses  consisted  of  the  following  (in  thousands):

                         JUNE 30,   DECEMBER 31,
                           2004        2003
                         -----------------------

Litigation settlements   $   6,246  $  6,475
Compensation . . . . .       3,650     4,468
Restructuring charges.       1,561       860
Professional fees. . .       1,321       843
Health insurance . . .       1,310     1,256
Sales tax. . . . . . .         857       933
Other. . . . . . . . .       1,281     1,687
                         -----------------------
Total. . . . . . . . .   $  16,226  $ 16,522
                         =======================


NOTE 6 - OTHER  LIABILITIES

     Other  liabilities  consisted  of  the  following  (in  thousands):

                  JUNE 30,   DECEMBER 31,
                    2004        2003
                 ------------------------

Deferred rent     $ 1,670    $ 2,140
Other, net. .         359        924
                 ------------------------
Total . . . .     $ 2,029  $   3,064
                 ========================

NOTE 7 - RESTRUCTURING CHARGES

     In 2001, the Company wrote off excess office space, located in Chicago, which was occupied by a former business. During the second quarter of 2003, the Company recorded a final charge of $1.1 million to revise the original expected future sublease income from $2.3 million to $1.2 million as a result of entering into a sublease agreement with a third party. The sublease is for the duration of the existing term remaining on the current lease, which is through March 31, 2006.

     During the second quarter of 2004, we recorded a charge of $0.9 million for a realignment of our organization, which primarily related to severance costs for 41 former employees. The restructuring will allow us to better streamline and focus our implementation process and improve our overall sales and support execution and is expected to generate cost savings in excess of $4.0 million annually beginning in the third quarter of 2004.

     The following summarizes the activity in the restructuring accrual (in thousands):


                                 EXCESS        REDUCTION
                               FACILITIES      IN FORCE
                              -------------------------
Balance at December 31, 2003  $     1,830            -
Cash payments                        (172)           -
                              -------------------------
Balance at March 31, 2004           1,658            -
Cash payments                        (172)           -
Additional charges                      -          886
                              -------------------------
Balance at June 30, 2004      $     1,486   $      886
                              =========================



NOTE 8 - LEGAL PROCEEDINGS

     As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2003, the Company has pending against it certain putative class actions and individual actions in which the plaintiffs allege that their insurers, using valuation reports prepared by CCC, offered them an inadequate amount for their total loss vehicles. Set forth below is a discussion of developments with respect to these cases since the discussion in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2004.

     SUSANNA COOK v. DAIRYLAND INS. CO., SENTRY INS., and CCC INFORMATION SERVICES INC., No. 2000 L-1 (filed January 31, 2000 in the Circuit Court of Johnson County, Illinois). On June 7, 2004, the Circuit Court granted CCC's motion for summary judgment and dismissed all of plaintiff's claims against CCC. The Court also granted the summary judgment motions of CCC's insurance company co-defendants. The plaintiff has filed a motion seeking reconsideration of the Court's ruling.

     MYERS v. TRAVELERS PROPERTY CASUALTY CORP., THE TRAVELERS INDEMNITY COMPANY OF AMERICA, and CCC INFORMATION SERVICES INC., No. 99 CH 2793 (filed February 22, 2000) and STEPHENS v. PROGRESSIVE CORP., PROGRESSIVE PREFERRED INS. CO. and CCC INFORMATION SERVICES INC., No. 99 CH 15557 (filed October 28, 1999). On April 30, 2004, the Appellate Court of Illinois for the First Judicial District issued an opinion in each of these cases reversing, in part, the Circuit Court's prior rulings dismissing plaintiffs' claims against CCC. In particular, in each case, the Appellate Court reversed the Circuit Court's ruling that the Illinois Consumer Fraud and Deceptive Business Practices Act does not apply to non-Illinois resident plaintiffs. That issue is currently before the Illinois Supreme Court in a separate case to which CCC is not a party. Both cases were remanded to the Circuit Court of Cook County for further proceedings.

     CCC intends to vigorously defend its interests in all of the above described pending matters and claims to which it is a party and support its customers in other actions. Due to the numerous legal and factual issues that must be resolved during the course of litigation, CCC is unable to predict the ultimate outcome of any of these actions. If CCC was held liable in any of the actions (or otherwise concludes that it is in CCC's best interest to settle any of them), CCC could be required to pay monetary damages (or settlement payments). Depending upon the theory of recovery or the resolution of the plaintiff's claims for compensatory and punitive damages, or potential claims for indemnification or contribution by CCC's customers in any of the actions, these monetary damages (or settlement payments) could be substantial and could have a material adverse effect on CCC's business, financial condition or results of operations. CCC is unable to estimate the magnitude of its exposure, if any, at this time. As additional information is gathered and the lawsuits proceed, CCC will continue to assess its potential impact.

     During 2001, CCC recorded a pre-tax charge of $4.3 million, net of the expected insurance reimbursement of $2.0 million, as an estimate of the amount that CCC will contribute toward a potential settlement of that would resolve potential claims arising out of approximately 30% of CCC's total transaction volume during the time period covered by the lawsuits. Based on the current status of the settlement discussions, the Company anticipates contributing approximately $2.7 million, net of the expected insurance reimbursement of $2.0 million, toward an initial settlement that would resolve potential claims arising out of approximately 17% of the Company's transaction volume, for valuations involving first party claims, during the period covered by the lawsuits. As for the remainder of the original $4.3 million charge, we continue to believe the recorded reserve is necessary and appropriate. However, the consummation of the settlement with the plaintiffs and the amount of CCC's contribution to the proposed settlement remain subject to a number of significant contingencies, including, among other things, the extent of participation on the part of CCC's insurance company customers, the negotiation of settlement terms between the plaintiffs and those of CCC's customers that are participating in the settlement negotiations, the existence and extent of additional sources of insurance reimbursement to CCC, as well as judicial approval of any proposed settlement agreement. As a result, at this time, there is no assurance that the settlement will be successfully consummated or, if completed, that the final settlement will be on the terms or levels of participation set forth above. There is also no assurance that existing or potential claims arising out of the remainder of CCC's total loss transaction volume could be settled on comparable terms.

NOTE  9  -  SUBSEQUENT  EVENT

        The company's Board of Directors has authorized a self-tender offer to repurchase up to $210 million of its common stock at a price of $18.75 per share. If the tender, as we anticipate, is fully subscribed then 11.2 million shares will be repurchased, representing approximately 37% of the approximately
30.4 million shares available for tender. The repurchase will be made through a fixed price tender offer in which all of CCC's stockholders, vested option holders and warrant holders, including employee benefit plans, will be given the opportunity to sell a portion of their shares at a price of $18.75 per share, without incurring any brokerage fees or commissions. This represents a premium of approximately 26% over the closing stock price of $14.90 per share on July 21, 2004, the day before the tender was announced. The offer to purchase shares will commence on July 26, 2004 and will expire at 12:00 midnight, New York City time on August 23, 2004, unless extended by the company. If the number of shares tendered is greater than 11,200,000, purchases will be made on a pro rata basis from shareholders tendering. It is anticipated the self-tender offer will be funded by a term loan facility of approximately $177.5 million and the company's excess cash on hand. As a result, the tender offer will be subject to the receipt of the financing on terms satisfactory to CCC, as well as other customary conditions. The offer is not contingent upon any minimum number of shares being tendered.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING  INFORMATION

     This report contains statements that constitute "forward-looking statements"within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," or other words and terms of similar meaning. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in our annual report on Form 10-K for the year ended December 31, 2003 and our other filings with the Securities and Exchange Commission, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from our expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet our obligations, the outcome of certain legal proceedings, and other factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

GENERAL

     Our products and services fall into five categories or "suites": CCC Pathways, CCC Valuescope, Workflow Products, Information Services and Other Products and Services. Each of these products and services suites is described below. For additional information regarding these suites and the various products and services in each suite, please refer to the "Business" section of our annual report on Form 10-K for the year ended December 31, 2003.

     CCC has long been a leader and innovator in the automotive claims and collision repair market. CCC has over 21,000 collision repair-facilities installations, located in all 50 states, and over 350 insurance company customers in the United States. We have also pioneered value-added network communications between industries involved in claims settlement, and today our EZNet communications network handles an average of over 1 million claims-related transactions each business day. CCC Valuescope is also an established market leader. We continue to seek products and services to anticipate and respond to changing demands in the auto-claims industry.

CCC  PATHWAYS

     This  suite  consists  of  our  collision  estimating  products:

     - CCC  Pathways  Appraisal  Solution  (for  insurance  customers);
     - CCC Pathways Estimating Solution (for collision repair facility customers);
     - CCC  Pathways  Independent Appraiser Solution
            (for independent appraisers);
     - CCC  Pathways  Digital  Imaging;
     - Recycled  Parts  Service;  and
     - Comp-Est  Estimating  Solution

     CCC Pathways helps automobile insurance companies, collision-repair facilities and independent appraisers manage aspects of their day-to-day automobile claim activities, including receipt of new assignments, preparation of estimates, communication of status and completed activity and maintenance of notes and reports. The CCC Pathways platform allows customers to integrate our other services, including CCC Pathways Digital Imaging, Recycled Parts Service and CCC Valuescope, in order to organize individual claim information in electronic workfiles, which can be stored via our EZNet communications network, described later in this section under "Workflow Products."

     Pathways Digital Imaging allows our customers to transmit digital images of damaged vehicles to the Pathways estimate workfile. Customers using Pathways with our Recycled Parts Service also have access to a database that provides local part availability and price information on over 22.7 million available recycled or salvage parts.

     Comp-Est Estimating Solution is our collision estimating software that targets smaller repair facilities that do not communicate electronically with insurance companies. This product also allows our customers to access the MOTOR Crash Estimating Guide and provides them with the ability to generate estimates and supplements.

CCC  VALUESCOPE

     CCC Valuescope is used primarily by automobile insurance companies and independent appraisers in processing claims involving private passenger vehicles that have been heavily damaged or stolen. Typically, when the cost to repair a vehicle exceeds 70% to 90% of the vehicle's value, the automobile insurance company will declare that vehicle to be a "total loss." In such cases, we provide the insurer or independent appraiser with the local market value of the vehicle to assist in processing the claim. The valuation service can be obtained for both commercial and recreational vehicles as well as for specialty vehicles, such as, trucks, semi-trailers, marine craft, motorcycles and pre-fabricated housing.

WORKFLOW  PRODUCTS

     This  suite  includes  the  following  products  and  services:

     - EZNet  Communications  Network  ("EZNet");
     - CCC  Pathways  Appraisal  Quality  Advisor  and
       Quality  Advisor Appraisal Review  (QAAR  Plus)
     - CCC  Autoverse
     - CCC  Accumark  Reinspection

     EZNet is a secure network that allows clients to communicate estimates and claim information electronically. The network allows customers to electronically communicate claim information, including assignments, workfiles, estimates, images and auditable estimate data, internally and among insurance company appraisers, collision repair facilities, independent appraisers, insurance company reinspectors and other parties involved in the automobile claims process. EZNet allows customers to share information and review claims, regardless of the location and provides them with an electronic library to catalog, organize and store completed claims files.

     QAAR Plus allows for electronic audits of automobile repair estimates prepared by direct repair facilities, independent appraisers and internal insurance staff for quality control and for identification and correction of errors or discrepancies prior to the completion of repairs. In addition, CCC Pathways Appraisal Quality Solution allows automobile insurance companies to use available historical data to track the performance of appraisers and provides a mechanism to establish and monitor compliance with certain reinspection objectives developed by the automobile insurance company. For example, CCC Pathways Quality Advisor allows an insurance company to establish certain criteria for reviewing the preparation of estimates, which in turn allows the insurance company to determine if an appraiser prepared an accurate estimate.

     CCC Autoverse. Our CCC Autoverse product consists of CCC Autoverse Claim Management (for insurance customers), CCC Autoverse Repair Management (for multiple-location repair facilities) and CCC Autoverse Appraiser Management (for independent appraiser customers). CCC Autoverse is a web-based open workflow solution that allows for the exchange of claims information derived from using CCC Pathways products as well as established collision estimating systems that meet the Collision Industry Electronic Commerce Association Estimating Management System standard. CCC Autoverse products permit the free flow of information between those who write damage estimates and insurers who process claims.

     CCC Autoverse Claim Management allows the insurance adjuster to review estimates as well as digital images, supplements, claim summary reports and other documents associated with the claim. In addition, CCC Autoverse Claim Management allows the insurance adjuster to review events, enter new assignments and request and record payment information. CCC Autoverse Claim Management also provides reporting for assignment status.

     CCC Autoverse Repair Management allows the CCC Pathways user and non-user repair facility operator to receive assignments into a central location from multiple insurance carriers. Through the CCC Autoverse dispatch feature, multi-location repair facilities are provided the ability to load balanced work across their different locations. This permits the multi-location operator to reduce their cycle time and improve their shop utilization.

     CCC Accumark Reinspection. Our next-generation, real-time, web-based reinspection tool offers advanced management of company appraisal procedures and tracking capabilities. The product automatically reviews each line of an appraisal within a customized framework of company-established rules. CCC Accumark Reinspection can enable insurers to save an estimated 6 to 13% per estimate.

INFORMATION  SERVICES

     ClaimScope Navigator. ClaimScope Navigator is our on-line, web-based information service that provides a comprehensive method to create management reports comparing industry and company performance using CCC Pathways and CCC Valuescope data. ClaimScope Navigator permits our customers to conduct in-depth analyses of claim information by parts and labor usage, cycle time measurements and vehicle type and condition.

OTHER  PRODUCTS  AND  SERVICES

     Pathways Enterprise Solution and Pathways Professional Advantage . Pathways Enterprise Solution is an automotive repair facility management software system for multiple location collision repair facilities that allows them to manage accounts, prepare employee schedules and perform various other management functions. Pathways Professional Advantage, similar to Pathways
Enterprise Solution, is a repair facility management software system for a single store location.

     CARS Direct is a multi-vendor, on-line car rental reservation and management system, which allows insurers control over car class selection, rates and extensions. We sell the CARS Direct service on a per-transaction basis and bill at the beginning of the month following the transactions.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     Management's Discussion and Analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or "GAAP." We review the accounting policies, including those described in the Notes to the Consolidated Financial Statements, we use in reporting our financial results on a regular basis. The preparation of these financial statements requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to our accounts receivable, income taxes, goodwill, intangibles, software development, fair value of financial instruments and commitments and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Our senior management has reviewed these critical accounting policies and related disclosures with the Audit Committee of our Board of Directors and Disclosure Committee. See "Preparation of Financial Information" in this section for further discussion of the Disclosure Committee.

     We believe that the following critical accounting policies can have a significant impact on our results of operations, financial position and financial statement disclosures and require the most difficult, subjective and complex estimates and judgments.

-     Accounts  Receivable
-     Income  Taxes
-     Goodwill  and  Intangibles
-     Software  Development  Costs
-     Fair  Value  of  Financial  Instruments
-     Commitments  and  Contingencies

     For a detailed discussion on the application of these accounting policies, see "Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2003.

     During the first quarter of 2004 we implemented new performance compensation plans, as such, the methodology for recognizing annual performance compensation expenses changed from the prior year. Our objective was to directly correlate our quarterly bonus achievement and accrual more closely with the performance against our growth targets and corporate objectives that drive our variable compensation plans. Under this new method, we will be more closely linking achievement against our annual growth targets by funding the bonus pool based on certain year-to-date growth metrics over the prior year. Under the historic method, a proportionate amount of the projected annual payout was recorded each quarter and was adjusted when full year annual projections were revised. As a result, we expect to see more stability in the selling, general and administrative expense line on a quarter-to-quarter basis when measured as a percentage of revenue.

PREPARATION  OF  FINANCIAL  INFORMATION

      We believe that the application of accounting standards is as important as the underlying financial data in reporting our financial position, results of operations and cash flows. We believe that our accounting policies are prudent and provide a clear view of our financial performance. In 2002, we formed a Disclosure Committee, composed of senior management, including senior financial and legal personnel, to help ensure the completeness and accuracy of our financial results and disclosures. In addition, prior to the release of our financial results, key management reviews our annual and quarterly results, along with key accounting policies and estimates, with the Audit Committee of our Board of Directors.

REGULATION

     As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2003, the Company is aware of a case pending in the Superior Court of the State of California for the County of Los Angeles captioned PERSONAL INSURANCE FEDERATION OF CALIFORNIA, et al. v. JOHN GARAMENDI, INSURANCE COMMISSIONER OF
THE STATE OF CALIFORNIA, Case No. BC298284 (filed July 1, 2003). CCC has learned that on or about June 7, 2004, a partial settlement was reached in that litigation among the parties thereto. Pursuant to that settlement, the Department of Insurance will be allowed to implement and enforce certain provisions of the proposed amendments to the Fair Claims Settlement Practices Regulations that had been preliminarily enjoined by the Court. These amended regulations provide that they will take effect ninety (90) calendar days after they are filed with the Secretary of State. The amended regulations will require the Company to change certain aspects of its methodology for computing total loss valuations in California, and the Company plans to implement its modified methodology by the effective date of the new regulations.

RESULTS  OF  OPERATIONS

 THREE MONTHS ENDED JUNE 30, 2004 COMPARED WITH THREE MONTHS ENDED JUNE 30, 2003

     Operating Income. Operating income decreased quarter-over-quarter from 2003 to 2004 by $0.3 million, to $8.6 million, due to an increase in operating expenses of $1.7 million, partially offset by an increase in revenue of $1.4 million. Our operating margin (operating income as a percentage of revenue) decreased to 17.5% for the quarter ended June 30, 2004 compared to 18.6% for the same quarter in 2003.

     Revenues. Revenues for each of our product and service suites are summarized as follows (in thousands):

                               THREE MONTHS ENDED JUNE 30,        VARIANCE
                                    2004             2003     INCREASE (DECREASE)
                             ----------------------------------------------------

Pathways. . . . . . . . . .  $31,255   63.2%  $29,494   61.3%  $1,761     6.0%
CCC Valuescope. . . . . . .   10,161   20.5    10,239   21.3      (78)   (0.8)
Workflow Products . . . . .    6,541   13.2     6,638   13.8      (97)   (1.5)
Information Services. . . .      504    1.0       488    1.0       16     3.3
Other Products and Services    1,012    2.1     1,238    2.6     (226)  (18.3)
                             ----------------------------------------------------
Total . . . . . . . . . . .  $49,473  100.0%  $48,097  100.0%  $1,376     2.9%
                             ====================================================

     Revenues from our CCC Pathways products increased in the second quarter of 2004 by $1.8 million, or 6.0%, compared to the second quarter of last year due to continued growth of our estimating solutions in the repair facility channel, and increased revenue of the Recycled Parts Service to insurance carriers.

     Revenues from our workflow product suite decreased slightly from the prior year. The gains we made with CCC Autoverse during the quarter were partially offset by a decline in revenue from EZNet. The decreased revenue from EZNet was attributable to continued softness in industry claim volumes, as well as the impact of pricing declines due to recent customer renewal activity.

     Revenues from our other products decreased inline with the company's plan to exit the customer hardware business.

     Operating Expenses. Operating expenses as a percentage of revenues are summarized as follows (dollars in thousands):




                                       THREE MONTHS ENDED JUNE 30,       VARIANCE
                                           2004             2003     INCREASE (DECREASE)
                                     ---------------------------------------------------
Revenues                             $49,473  100.0%  $48,097  100.0%  $1,376     2.9%

Production and Customer Support        7,807   15.8     7,754   16.1       53     0.7
Commissions, Royalties and Licenses    3,145    6.4     3,013    6.2      132     4.4
Selling, General and Administrative   19,105   38.6    17,150   35.7    1,955    11.4
Depreciation and amortization          1,805    3.6     2,014    4.2     (209)  (10.4)
Product Development and Programming    8,089   16.3     8,156   17.0      (67)   (0.8)
Restructuring Charges 1,061              886    1.8     1,061    2.2     (175)  (16.5)
                                     ---------------------------------------------------
Total Operating Expenses             $40,837   82.5%  $39,148   81.4%  $1,689     4.3%
                                     ===================================================


     Selling, General and Administrative. Selling, general and administrative expenses increased quarter-over-quarter from 2003 to 2004 partially as a result of the timing of our industry conference. In 2003, the conference was held during the first quarter, while in 2004 it was held during the second quarter. The expense for the conference in 2004 was approximately $0.9 million.

     At the end of 2003, the company changed its administrator of the company's 401(k) Retirement Savings & Investment Plan ("the Plan"). The new administrator of the Plan performed the non-discrimination test for 1999 through 2002, and concluded the test had previously been performed incorrectly. As a result, during the second quarter of 2004, the company recorded a charge of approximately $0.8 million related to additional contributions ($0.7 million) and penalties ($0.1 million) the company needs to make in order to meet the non-discrimination test for the years 1999 through 2002.

     Other factors contributing to the increase in selling, general and administrative expenses included, higher wages, due to the annual increases issued to employees and higher legal expenses. Partially offsetting these expenses was a benefit recorded for lower healthcare costs.

     Depreciation and Amortization. Depreciation and amortization expenses decreased as a result of fewer investments in software and customer-leased computer equipment as well as the use of certain software that is now fully depreciated.

     Product Development and Programming. The decrease in product development and programming expenses was due to certain incremental development expenses being incurred in 2003 for CCC Autoverse. This decrease was partially offset by a continued investment in development of a new shop management product, as well as expenses incurred to continue development of our new subrogation, salvage and reinspection products.

     Restructuring Charges. During the second quarter of 2004, we recorded a charge of $0.9 million for a realignment of our organization, which primarily related to severance costs for 41 former employees. The restructuring will allow us to better streamline and focus our implementation process and improve our overall sales and support execution and is expected to generate cost savings in excess of $4.0 million annually beginning in the third quarter of 2004. During the second quarter of 2003, we recorded a final charge related to excess office space, located in Chicago, which was occupied by a former business of ours.


   SIX MONTHS ENDED JUNE 30, 2004 COMPARED WITH SIX MONTHS ENDED JUNE 30, 2003

     Operating Income. Operating income decreased slightly for the first half of the year from 2003 to 2004 by $0.1 million, to $18.6 million, due to an increase in operating expenses of $3.3 million, partially offset by an increase in revenue of $3.2 million. Our operating margin (operating income as a percentage of revenue) decreased to 18.8% for the six months ended June 30, 2004 compared to 19.5% for the six months ended June 30, 2003.

     Revenues. Revenues for each of our product and service suites are summarized as follows (in thousands):


                                 SIX MONTHS ENDED JUNE 30,        VARIANCE
                                   2004              2003     INCREASE (DECREASE)
                             ----------------------------------------------------

Pathways. . . . . . . . . .  $62,429   63.0%  $58,514   61.0%  $3,915    6.7%
CCC Valuescope. . . . . . .   20,300   20.5    20,935   21.9     (635)  (3.0)
Workflow Products . . . . .   12,798   12.9    13,000   13.6     (202)  (1.6)
Information Services. . . .    1,006    1.0       795    0.8      211   26.5
Other Products and Services    2,543    2.6     2,585    2.7      (42)  (1.6)
                             ----------------------------------------------------
Total . . . . . . . . . . .  $99,076  100.0%  $95,829  100.0%  $3,247    3.4%
                             ====================================================


     Revenues from our CCC Pathways products increased for the six months ended June 30, 2004 by $1.1 million, or 7.0%, compared to the six months ended June 30, 2003, primarily due to the acquisition of Comp-Est being completed part way through the first half of the year in 2003. Only four months revenue was included for Comp-Est for the six months ended June 30, 2003 versus a full six months of revenue being included for first half of the year in 2004.

     Revenues from CCC Valuescope decreased by $0.6 million, or 3.0%, primarily all during the first quarter of 2004, compared to the first quarter of 2003. The decrease was as a result of pricing declines due to contract renewals, which were not offset by transaction volumes. We had expected transaction volumes to increase enough to offset the pricing declines, but this did not occur, as many of our insurance customers experienced a decrease in claim volumes. Revenue from this suite was relatively stable for the second quarter of 2004 compared to the second quarter of 2003.

     Revenues from our workflow product suite decreased slightly from the prior year. The gains we made with Autoverse during the first half of the year compared to the prior year were partially offset by a decline in revenue from EZNet. The decreased revenue from EZNet was attributable to continued softness in industry claim volumes, as well as the impact of pricing declines due to recent customer renewal activity.

     Revenue from our information services product suite increased due to higher sales of our management information tools to both insurance companies and repair facilities.

     Operating Expenses. Operating expenses as a percentage of revenues are summarized as follows (dollars in thousands):



                                          SIX MONTHS ENDED JUNE 30,
                                     -------------------------------      VARIANCE
                                           2004             2003     INCREASE (DECREASE)
                                     -------------------------------------------------

Revenues                             $99,076  100.0%  $95,829  100.0%  $3,247     3.4%

Production and Customer Support       16,156   16.3    15,098   15.8    1,058     7.0
Commissions, Royalties and Licenses    6,319    6.4     5,430    5.7      889    16.4
Selling, General and Administrative   37,035   37.4    35,716   37.3    1,319     3.7
Depreciation and amortization          3,908    3.9     3,944    4.1      (36)   (0.9)
Product Development and Programming   16,126   16.3    15,852   16.5      274     1.7
Restructuring Charges 1,061              886    0.9     1,061    1.1     (175)  (16.5)
                                     -------------------------------------------------
Total Operating Expenses             $80,430   81.2%  $77,101   80.5%  $3,329     4.3%
                                     =================================================



     Production and Customer Support. Production and customer support expenses increased 7.0% compared to last year due mainly to higher than anticipated training and transition costs needed to complete the implementation of the new customer support model, that is, moving to a universal service representative model. While we finished the migration to the new model during the fourth quarter of 2003, we continued to incur additional training and transition expense related to this project during the first quarter of 2004.

     Commissions, Royalties and Licenses. Commissions, royalties and licenses expenses increased in 2004 compared to the first half of the year in 2003 partially due to the inclusion of a full six months' of data license fees for the Comp-Est product versus only four months of expense being included last year, since the acquisition was completed at the end of February 2003.

     Selling, General and Administrative. Selling, general and administrative expenses increased by $1.3 million, or 3.7%, from the first half of 2003 to the first half of 2004 mainly due to the items described below, in addition to a number of immaterial items.

     At the end of 2003, the company changed its administrator of the company's 401(k) Retirement Savings & Investment Plan ("the Plan"). The new administrator of the Plan performed the non-discrimination test for 1999 through 2002, and concluded the test had previously been performed incorrectly. As a result, during the second quarter of 2004, the company recorded a charge of approximately $0.8 million related to additional contributions ($0.7 million) and penalties ($0.1 million) the company needs to make in order to meet the non-discrimination test for the years 1999 through 2002.

     There was also a favorable impact of approximately $2.0 million, due to a change in methodology for annual performance compensation expenses, as well as actual performance against our plan targets during the first half of the year in 2004. During the first quarter of 2004 we implemented new performance compensation plans, as such, the methodology for recognizing annual performance compensation expenses changed from the prior year.

     Also contributing to the increase in selling, general and administrative expenses was approximately $1.8 million of costs associated with our sales force, increased insurance premiums and expenses incurred to consolidate and make improvements to our main office in Chicago.

     Depreciation and Amortization. Depreciation and amortization decreased as a result of fewer investments in software and customer leased computer equipment as well as using certain software that is now fully depreciated. The decrease was partially offset by an increase in amortization related to Comp-Est's intangibles, since 2003 only included four months of amortization compared to six months of amortization in 2004.

     Product Development and Programming. Product development and programming expenses increased slightly from the first half of 2003 to the first half of 2004 as a result of the timing of our continued investment in development of a new shop management product.

     Restructuring Charges. During the second quarter of 2004, we recorded a charge of $0.9 million for a realignment of our organization, which primarily related to severance costs for 41 former employees. The restructuring will allow us to better streamline and focus our implementation process and improve our overall sales and support execution and is expected to generate cost savings in excess of $4.0 million annually beginning in the third quarter of 2004. During the second quarter of 2003, we recorded a final charge related to excess office space, located in Chicago, which was occupied by a former business.

OUTLOOK

     As part of our second quarter earnings release, we provided updated guidance for the third quarter and full year 2004. The guidance provided below excludes any effect of the proposed completion of our self-tender offer discussed in the notes to the financial statements.

     Revenue growth for the third quarter and full year is expected to be in the 3 to 4 percent range. This is a change from our previous guidance of 3 to 5 percent.

Operating income for the third quarter is expected to be in the range of $12 to $13 million. Operating income for the full year should be in the range of $43 to $45 million including the impact of the charges taken in the second quarter of $1.7 million. Operating margins are expected to increase for the remainder of the year to a full year range of 22 to 23 percent.

     EPS for the third quarter is expected to be in the $0.27 to $0.29 range. The increase in EPS from first and second quarter results can be attributed to the anticipated cost savings of the realignment and revenue growth for the quarter. The forecast for full year EPS is $0.96 to $1.00 per share range. This estimate includes both the $0.02 per share restructuring charge and the $0.02 per share charge related to the additional contributions required to be made to the company's 401(k) Retirement Savings & Investment Plan. The fully diluted share base of 27.9 million is being used to calculate the EPS figure.

Please note that this guidance excludes the effects of the self-tender offer transaction announced by the Company on July 22, 2004. See note 9 to the financial statements for additional information.

LIQUIDITY  AND  CAPITAL  RESOURCES

     During the six months ended June 30, 2004, net cash provided by operating activities was $10.4 million, proceeds received from the sale of short-term investments were $7.0 million and proceeds received from the exercise of stock options were $2.6 million. We used $3.1 million for the purchase of equipment, software, and for costs related to consolidate and make improvements to our main office in Chicago.

     Our principal liquidity requirements consist of our operating activities, including product development, our investments in capital equipment and other business development activities. We receive substantial payments from our customers for our services in advance of recognizing the revenues and the costs incurred to provide such services. We invoice each customer one month in advance for the following month's CCC Pathways' services. As such, we typically receive cash from our customers prior to recognizing the revenue and incurring the expense for the services provided. These amounts are reflected as deferred revenue in the consolidated balance sheet until these amounts are earned and recognized as revenues.

     In addition, management believes that cash flows from operations and our available credit facility of $30 million will be sufficient to meet our liquidity needs for the foreseeable future. Our current credit facility matures on November 30, 2004, and there can be no assurance that we will be able to renew the credit facility on economic terms that are beneficial to us, or at all. There can also be no assurance, that we will be able to satisfy our liquidity needs in the future without engaging in financing activities beyond those described above. As of June 30, 2004, we were in compliance with all covenants and had no advances under the credit facility.

     In connection with the company's proposed self-tender offer of up to $210 million of its common stock at a price of $18.75 per share, the company is negotiating a term loan of approximately $177.5 million which, together with excess cash on hand, will fund the self-tender offer. In addition to the term loan, the company is negotiating a new $30 million revolver. This revolver would replace the current $30 million credit facility. The self-tender offer is conditioned upon our being able to enter into such new credit facilities on terms acceptable to us.

ITEM  3.  QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     We do not believe our financial results are affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets.

ITEM  4.  CONTROLS  AND  PROCEDURES

Evaluation  of  disclosure  controls  and  procedures

     The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company's reports under the Securities Exchange Act of 1934, as amended ( "Exchange Act"), is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Also, the Company has an investment in an unconsolidated entity. As the Company does not control or manage this entity, its disclosure controls and procedures with respect to such entity are necessarily substantially more limited than those it maintains with respect to its consolidated subsidiaries.

     As of June 30, 2004, the end of the quarter covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company's Chief
Executive Officer and the Company's Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based on the foregoing, the Company's Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures were effective at the reasonable assurance level.

Changes  in  internal  controls

     There has been no change in the Company's internal controls over financial reporting during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal controls over financial reporting.


                           PART II.  OTHER INFORMATION

ITEM  1.  LEGAL  PROCEEDINGS

     The information provided in Note 8 to the financial statements contained in
Part  I  of  this  Form  10-Q  are  incorporated  herein  by  reference.

     On July 2, 2004, Mitchell International Inc. filed a motion for summary judgment in the patent infringement lawsuit brought by the Company in the United States District Court for the Northern District of Illinois (Eastern Division). The Company has not yet filed its response but expects to do so on or prior to August 6, 2004.

ITEM  2.  CHANGES  IN  SECURITIES  AND  USE  OF  PROCEEDS

None.

ITEM  3.  DEFAULTS  UPON  SENIOR  SECURITIES

None.

ITEM  4.  SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS

(a) The annual meeting of the stockholders of the Registrant was held on June 2, 2004.

(b) The directors listed in the Registrant's Proxy Statement dated April 23, 2004, were elected to serve until the earlier of the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified, as follows:


Director                    For       Against      Withheld   Broker Non Votes
-----------------------  ----------  ---------   ----------- ------------------
Morgan W. Davis . . . .  24,626,412      -         606,718           -
Michael R. Eisenson . .  24,770,821      -         462,309           -
J. Roderick Heller, III  24,828,227      -         404,903           -
Thomas L. Kempner . . .  22,830,279      -       2,402,851           -
Githesh Ramamurthy. . .  24,504,705      -         728,425           -
Mark A. Rosen . . . . .  24,786,243      -         446,887           -
Herbert S. Winokur, Jr.  24,623,267      -         609,863           -


(c) Appointment of PricewaterhouseCoopers LLP as the Company's independent auditors was approved. Voting by stockholders on the proposal was 25,104,763 for, 62,854 against, 66,512 withheld and no broker non votes.

(d) Approval of the restatement of the Company's 2000 Stock Incentive Plan was received. Voting by stockholders on the proposal was 19,326,262 for, 796,078 against, 108,339 withheld and 3,802,451 broker non votes.

ITEM  5.  OTHER  INFORMATION

NONE.


ITEM  6.  EXHIBITS  AND  REPORTS  ON  FORM  8-K

     (a)  Exhibits:

           3.1     Amended and Restated Certificate of Incorporation

          31.1     Rule  13a-14(a)  Certification  of  Chief  Executive  Officer

          31.2     Rule  13a-14(a)  Certification  of  Chief  Financial  Officer

          32.1 Section 1350 Certifications of Chief Executive and Financial Officers

     (b)  Reports  on  Form  8-K:

     We filed a Current Report on Form 8-K on April 12, 2004 to announce that our executive vice president and chief financial officer was leaving the company, effective April 30, 2004, to assume a similar role at another company.

     We filed a Current Report on Form 8-K on April 20, 2004 to announce that we had named an interim chief financial officer effective May 1, 2004.

     We filed a Current Report on Form 8-K on April 21, 2004 to report the issuance of a press release commenting on the first fiscal quarter ended March 31, 2004.

     We filed a Current Report on Form 8-K on June 3, 2004 to announce the results of the company's annual stockholders' meeting as well as announcing that our former President and Chief Operating Officer accepted a special assignment through November 2004.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July  22,  2004                  CCC  Information  Services  Group Inc.


                              By:       /s/ Githesh  Ramamurthy
                                        ----------------------
                              Name:     Githesh  Ramamurthy
                              Title:    Chairman and
                                        Chief  Executive Officer


                              By:       /s/ David  L.  Harbert
                                        ---------------------
                              Name:     David  L.  Harbert
                              Title:    Senior Vice President
                                        and Chief Financial Officer




                                     EXHIBIT INDEX


  EXHIBIT NO.                DESCRIPTION
  -----------------------------------------------------------------------------------------
      3.1          Amended and Restated Certificate of Incorporation

     31.1          Rule  13a-14(a)  Certification  of  Chief  Executive  Officer

     31.2          Rule  13a-14(a)  Certification  of  Chief  Financial  Officer

     32.1          Section  1350 Certifications of Chief Executive and Financial
                   Officers

                                                                    EXHIBIT 3.1


                              STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATIONS
                           FILED 11:40 AM 08/21/1996
                               960244121 - 2007754


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                       CCC INFORMATION SERVICES GROUP INC.

          It is hereby certified that CCC Information Services Group Inc. (the "Corporation") existing pursuant to the provisions of the Delaware General
 -----------
Corporation  Law,  as  from time to time amended (the "Act"), hereby is amending
                                                       ---
its Certificate of Incorporation, as previously amended, by amending and restating the original Certificate of Incorporation, as previously amended, in its entirety, and further certified as follows:

          The original Certificate of Incorporation was filed on April 28, 1983 under the name "Financial Protection Services, Inc." The exact text of the entire Certificate of Incorporation, as amended and restated (the "Certificate"), is set forth in its entirety below:
 -----------


                                    ARTICLE 1

                         The name of the Corporation is:

                       CCC INFORMATION SERVICES GROUP INC.

                                    ARTICLE 2

          The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation's registered agent at that address is The Prentice-Hall Corporation System, Inc.

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the "Delaware Law").
                         -------------

                                    ARTICLE 4

          4.1 The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares of Common Stock, having a par value of $.10 per share (the "Common Stock"), and 100,000 shares of Preferred Stock,
                          ------------
having a par value of S1.00 per share (the "Preferred Stock")
                                            ---------------

          4.2 Each holder of record of shares of the Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one (1) vote for each share held by him of record.

          4.3 Subject to all of the rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

          4.4 The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the Delaware Law. As of the date of the filing of this Amended and Restated Certificate of Incorporation, the Corporation shall have series of Preferred
Stock  with  the  designations,  number  of  shares,  rights,  preferences  and limitations  as  set  forth  on  Exhibit  A  hereto.
                                 ----------

          4.5 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class or series of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation,

                                    ARTICLE 5

          The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) The number of directors of the Corporation shall be not less than three (3) nor more than seven (7) and shall be fixed in accordance with the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (c) Subject to the rights, if any, of holders of any series of the Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          (d) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit.

          (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware Law, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                    ARTICLE 6

          The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually or reasonably incurred by such person in respect thereof; provided,
                                                                       --------
however,  that  the  Corporation  shall  not  be obligated to indemnify any such
-------
person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Corporation by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right of indemnification provided by law, agreement or otherwise.

                                    ARTICLE 7

          No amendment to or repeal of Articles 5(d) or 6 of this Amended and Restated Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Articles 5(d) or 6 for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE 8

          Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                    ARTICLE 9

          No stockholder of the Corporation shall by reason of holding shares of any class of stock have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class of such stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of such stock, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class of such stock.

                                   ARTICLE 10

          The By-laws may be altered, amended or repealed or new By-laws may be adopted by the holders of at least 50% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article 10 as one class, at any regular meeting of the stockholders, or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.

                                   ARTICLE 11

          The Corporation is hereby exempt from the applicability and coverage of Section 203 of the Delaware Law.

          This Certificate has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Act.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the undersigned duly authorized officer of the Corporation on this 21st day of August, 1996


                                             CCC INFORMATION SERVICES
                                                  GROUP INC

                                             By:  /s/  Gerald P. Kenney
                                                -------------------------
                                             Name:  Gerald P. Kenney
                                                  -----------------------
                                             Title:  Secretary
                                                   ----------------------



Document  NUMBER:  0118785.01
8-19-96/09:23am

                                    EXHIBIT A
                                    ---------

                           CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

                                       of

                       CCC INFORMATION SERVICES GROUP INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


                          ----------------------------


          Section 1.     Designation and Amount. The shares of such series shall
                         ----------------------
be designated as Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 5,000 shares. The stated value of each share of Series C Preferred Stock (the "Stated Value") shall be $1,000. The Series C Preferred Stock shall rank prior to the common stock, par value $0.10 per share (the "Common Stock") and any other capital stock of the Corporation which by its terms is junior to the Series C Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Junior Stock") and on a parity with the Series D Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock"), the Series E Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock"), and any other capital stock subsequently issued by the Corporation which by its terms is on a parity with the Series C Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Parity Stock").

          Section  2.     Dividends.  (a)  General.  Commencing  on  the  first
                          ---------        -------
Dividend Payment Date (as defined below) to occur following the fourth anniversary of the Original Issue Date (the "Dividend Rate Adjustment Date"), the holders of shares of the Series C Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors or by a duly authorized committee of said Board of Directors, out of assets legally available for such purpose, at the Dividend Rate set forth below in Section 3 applied to the Stated Value, Such dividends shall be cumulative from the date of original issue of such shares (the "Original Issue Date"), whether or not there shall have been net profits or net assets of the Corporation legally available for the payment of dividends at the time such dividends were payable, and shall be payable quarterly, when and as declared by the Board of Directors of the Corporation or by a duly authorized committee of said Board of Directors, on November 30, February 28, May 31 and August 31 of each year (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the Dividend Rate Adjustment Date; provided; however, in the event the Corporation shall fail to
                   --------  -------
redeem shares of the Series C Preferred Stock in accordance with Section 7(b)(ii), dividends shall be payable commencing on the first Dividend Payment Date following the 90th day after the consummation of the IPO (as defined in
Section 9). Each such dividend shall be payable to the holders of record of shares of the Series C Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 60 days preceding the payment date thereof as shall be fixed by the Board of Directors or by a duly authorized committee of said Board of Directors, provided that such record date shall not
                                        -------- ----
precede the date upon which the resolution fixing the record date is adopted. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section 2) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date, not exceeding 60 days preceding the payment date thereof as may be fixed by the Board of Directors or a duly authorized committee of said Board of Directors.

          (b)     Dividend  Periods.  Dividend  periods  (hereinafter  called
                  -----------------
"Dividend Periods") shall commence on December 1, March 1, June 1 and September 1 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period (other than the initial Dividend Period which shall commence on the Original Issue Date and shall end on and include the Dividend Rate Adjustment Date). The amount of dividends payable for each Dividend Period or portion thereof for the Series C Preferred Stock shall be computed by multiplying the Stated Value by a fraction, (i) the numerator of which is (A) the applicable Dividend Rate multiplied by (B) the number of calendar days elapsed during such Dividend Period or portion thereof and (ii) the denominator of which is 365. If more than one Dividend Rate applies to any Dividend Period or portion thereof, the calculation in the preceding sentence shall be applied for each period of time during which a given Dividend Rate is applicable. The dividend payable to each holder of Series C Preferred Stock shall be rounded to the nearest one cent with $.005 being rounded upward.

          (c)     Dividends on Parity Stock. So long as any shares of the Series
                  -------------------------
C Preferred Stock are outstanding, no full dividends shall be declared on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared on the Series c Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not declared to be paid in full, as described above, upon the shares of the Series C Preferred Stock and any Parity Stock, all dividends declared upon shares of the Series C Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series C Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series C Preferred Stock and such Parity Stock bear to each other.

          (d)     Dividends on Junior Stock. So long as any shares of the Series
                  -------------------------
C Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set aside for payment or other distribution declared or made upon any Junior Stock, or upon any Parity Stock except as provided in Subsection
(c) of this Section 2, nor shall any Junior Stock or Parity Stock (other than the Series D Preferred Stock and the Series E Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock).

          (e)     No  Additional  Dividends.  Holders  of shares of the Series C
                  -------------------------
Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on the Series C Preferred Stock.

          Section  3.     Dividend  Rate.  The  Dividend  Rate  on the shares of
                          ---------------
Series C Preferred Stock shall be 2.75% per annum for the period from the Original Issue Dale to and including the earlier of the (i) date of the
                                                -------
consummation of the IPO or (ii) the Dividend Rate Adjustment Date and shall be 8.0% per annum for each Dividend Period or portion thereof thereafter occurring, subject to adjustment as follows:

          (a) If the Corporation consummates an IPO prior to the Dividend Rate Adjustment Date and redeems the Series C Preferred Stock in accordance with the terms set forth in Section 7(b)(i) or 7(b)(ii),, then the Dividend Rate shall be 0% per annum from the date of consummation of the IPO to the Dividend Rate Adjustment Date.

          (b) If prior to the date for mandatory redemption of all outstanding shares of Series C Preferred Stock established pursuant to Section 7(a), 7(b)(i) or 7(b)(ii), the Corporation offers in good faith to repurchase on a pro rata basis all or a portion of the outstanding shares of each of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at a repurchase price per share equal to at least the Stated value, together with accrued and unpaid dividends thereon to (and including) the date fixed for such repurchase, the Dividend Rate applicable to the shares of Series c
Preferred Stock which the Corporation offered to repurchase and which the holders thereof refused such offer to repurchase shall, after the date fixed for such repurchase of the Series C Preferred Stock, be the lesser of 1% and any
                                                            ------
Dividend Rate calculated pursuant to Subsection (a) of this Section 3.

          Section  4.    Voting  Rights.
                         ---------------

          (a) The holders of the Series C Preferred Stock shall not have any voting rights, except as required by the Delaware General Corporation Law, provided, however, that the affirmative vote of the holders of at least 66-2/3%
--------   -------
of the outstanding shares of the Series C Preferred Stock, voting separately as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, create or increase the authorized or issued number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series of Parity Stock or the capital stock of the Corporation having rights senior to the Series C Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon the liquidation, dissolution or winding up, whether voluntary or involuntary of the Corporation ("Senior Stock") or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Certificate of
Incorporation of the Corporation or the Certificate of Designations of the Series C Preferred Stock which would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof, provided, however, that the creation and issuance of any Junior
                 --------  -------
Stock, shall not be deemed to materially and adversely affect such rights, preferences or voting powers. For the taking of any action as provided in this paragraph (a) by the holders of shares of the Series C Preferred Stock, each such holder shall have one vote for each share of Series C Preferred Stock standing in his or her name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date has been fixed, at the close of business on the Business Day (as defined in Section 9) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. At each meeting of stockholders at which the holders of shares of the Series C Preferred Stock shall have the right, voting separately as a single class, to take any action pursuant to this paragraph (a), the presence in person or by proxy of the holders of record of 50% of the total number of shares of the Series C Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, (i) the absence of a quorum of the holders of shares of any other class or series of capital stock of the Corporation shall not prevent the taking of any action as provided in this paragraph (a) and (ii) in the absence of a quorum of the holders of shares of the Series C Preferred Stock, the holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of the Series C Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          (b) So long as White River Ventures, Inc. ("White River") or any of its Affiliates (as defined in Section 9) beneficially owns at least fifty percent of the issued and outstanding shares of Series C Preferred Stock, if the Corporation shall fail (i) to discharge its obligation to redeem shares of the Series C Preferred Stock pursuant to Section 7 (a "Redemption Default") or (ii) to declare and pay in full the dividends on the Series C Preferred Stock with respect to a Dividend Period pursuant to Section 2 and such dividends have not been declared and paid within 90 days after the end of such Dividend Period (such failure to declare and pay being hereinafter referred to as a "Dividend Default"), the number of directors constituting the Board of Directors shall, without further action, be increased by a number of directors sufficient to permit the directors elected to fill such newly created directorships to constitute a majority of the directors of the Corporation and shall thereafter be increased by a number of directors sufficient to permit the directors elected to fill all such newly created directorships to continue to constitute a majority of the directors of the Corporation, and the holders of the Series C Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes and series of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors. In the case of a Redemption Default, such additional directors shall continue as directors and such additional voting rights shall continue until such time as White River and its Affiliates shall cease to own at least fifty percent of the issued and outstanding shares of the Series C Preferred Stock, at which time such additional directors shall cease to be directors and such additional voting rights of the holders of the Series C Preferred Stock shall terminate. In the case of a Dividend Default, such additional directors shall continue as directors and such additional voting rights shall continue until such time as a Dividend Default no longer exists, at which time such additional directors shall cease to be directors and such additional voting rights of the Series C Preferred Stock shall terminate subject to revesting in the event of each and every subsequent Dividend Default. In the event that for any reason the number of directors constituting the Board of Directors cannot be increased sufficiently to permit the implementation of this Subsection (b), the Corporation shall take all actions necessary to implement the intent of this Subsection (b), including, without limitation, causing a number of directors to resign from the Board of Directors sufficient to permit directors elected pursuant to this Subsection (b) to fill the resulting vacancies and constitute a majority of the Board of Directors.

          (c)     The  foregoing  rights  of  holders  of shares of the Series C
Preferred Stock to take any actions as provided in this section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose or at any adjournment thereof or by the written consents delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          Section  5.     Reacquired  shares.  Any  shares of Series C Preferred
                          ------------------
Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, par value $ 1.00 per share, of the Corporation and may be reissued as part of another series of preferred stock, par value $1.00 per share, of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series as set forth herein.

          Section  6.     Liquidation,  Dissolution  or  Winding-up.  (a) In the
                          -----------------------------------------
event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any series or class or classes of Junior Stock, the holders of the shares of the Series C Preferred Stock shall be entitled to receive the Stated Value per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment, if, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payment on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series C Preferred Stock and any Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 6, a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (b) Subject to the rights of the holders of shares of any series or class or classes of Parity Stock or Senior Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series C Preferred Stock as provided in this
Section 6, but not prior thereto, any series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not he entitled to share therein.

          Section  7.    Redemption.
                         ----------

          (a)     Mandatory  Five  Year Redemption.  Unless redeemed pursuant to
                  --------------------------------
Sections 7(b), 7(c) and 7(d) prior to June 16, 1999, the Corporation shall, on such date and to the extent the Corporation has funds legally available therefor, redeem all shares of Series C Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

          (b)     Mandatory  Redemption  Events.  (i)  Concurrent  with  the
                  -----------------------------
consummation of an IPO having net proceeds to the Corporation less than or equal to $40,000,000, the Corporation shall, to the extent the Corporation has funds legally available therefor, redeem the lesser of (A) the number of shares of
                                           ------
Series C Preferred Stock then outstanding and (B) that number of shares of Series C Preferred Stock having an aggregate Stated Value and accrued and unpaid dividends equal to $2,564,103 at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% on the portion to be so redeemed for the period from the date of the consummation of such IPO to (and including) such redemption date; provided,
                                                                       --------
however,  that to the extent the Corporation after giving effect to any required
-------
payments under the Loan Agreement (as defined in Section 9) from the net proceeds of the IPO would not have sufficient funds available to so redeem shares of Series C Preferred Stock in accordance with this subsection (b)(i) and any Parity Stock entitled to redemption in accordance with the terms of such Parity Stock, the Corporation shall redeem concurrent with the consummation of the IPO that number of shares of Series C Preferred Stock and Parity Stock entitled to redemption having an aggregate Stated Value equal to the balance of the net proceeds of the IPO remaining after any such payments under the Loan Agreement and shall redeem the remaining shares of Series C Preferred Stock to be redeemed pursuant to this Section (b)(i) and any Parity Stock entitled to redemption within 120 calendar days after the consummation of the IPO; provided,
                                                                       --------
further,  that  to  the extent that all shares of Series C Preferred Stock to be
-------
redeemed pursuant to this Subsection (b)(i) have not been redeemed within such 120 calendar day period, the Corporation shall, to the extent the Corporation has funds legally available therefor, redeem all shares of Series C Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the consummation of the IPO to (and including) such redemption date.

          (ii) Concurrent with the consummation of an IPO having net proceeds to the Corporation in excess of $40,000,000, the Corporation shall, to the extent the Corporation has funds legally available therefor, redeem the lesser of (1) the number of shares of Series C Preferred Stock then outstanding
------
and (2) the number of shares of Series C Preferred Stock having an aggregate Stated Value and accrued and unpaid dividends at least equal to 6.424% of the net proceeds to the Corporation from the IPO at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the consummation of such IPO to (and including) such redemption date; provided, however, that to the extent the
                                       --------  -------
Corporation after giving effect to any required payments under the Loan Agreement would not have sufficient funds available to so redeem shares of
Series C Preferred Stock in accordance with this subsection (b)(ii) and any Parity Stock entitled to redemption in accordance with the terms of such Parity Stock, the Corporation shall redeem concurrent with the consummation of the IPO that number of shares of Series C Preferred Stock and Parity Stock entitled to redemption having an aggregate Stated Value equal to the balance of the net proceeds of the IPO remaining after any such payments under the Loan Agreement and shall redeem the remaining shares of Series C Preferred Stock to be redeemed pursuant to this subsection (b)(ii) and any Parity Stock entitled to redemption within 90 calendar days after the consummation of the IPO; provided, further,
                                                              --------  -------
that to the extent that shares of the Series C Preferred Stock to be redeemed pursuant to this subsection (b)(ii) having an aggregate Stated Value and accrued and unpaid dividends of at least $2,564,103 have not been redeemed within such 90 calendar day period, the Corporation shall, to the extent the Corporation has funds legally available therefor redeem all shares of Series C Preferred Stock then outstanding at a redemption price per share equal to the Stated Value; together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the consummation of the IPO to (and including) such redemption date and; provided further, to the extent that the Corporation has
                        -------- -------
redeemed shares of the Series C Preferred Stock to be redeemed pursuant to this subsection (b)(ii) having an aggregate Stated Value and accrued and unpaid dividends of at least $2,564,103, but less than the full amount of shares of Series C Preferred Stock required by this subsection (b)(ii), the Corporation shall on June 15,1998, to the extent the Corporation has funds legally available therefor, redeem all shares of Series C Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

          (iii) In the event that the Corporation fails to use at least 6.41% of the net proceeds received by the Corporation from any Subsequent Offering (as defined in Section 9) to redeem any outstanding shares of Series C Preferred Stock on the date of the consummation of such Subsequent Offering, the Series C Preferred Stock shall be subject to redemption, in whole or in part, in cash, at the option of the holder thereof from time to time and at any time as determined by the holders of a majority of the outstanding shares of the Series C Preferred Stock (with written notice thereof being delivered to the Corporation) at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) the redemption date, without interest. On the redemption date, the Corporation shall redeem all shares of Series C Preferred Stock tendered for redemption pursuant to this subsection (b)(iii).

          (c)     Redemption  in  the  Event of Acceleration of Indebtedness. In
                  ----------------------------------------------------------
the event that the Corporation or any Subsidiary shall fail to perform or observe any term, covenant or condition related to any Indebtedness (as defined in section 9) of the Corporation or any Subsidiary (other than any Indebtedness of Phone Base Systems, Inc. ("Phone Base") which is non-recourse to the Corporation or any subsidiary, other than Phone Base) and the effect of such failure to perform or observe is (i) a failure by the Corporation or any Subsidiary to pay any principal or interest on any indebtedness when due or during any applicable grace period therefor or (ii) receipt of notice by the Corporation or any Subsidiary of the acceleration of the maturity or required prepayment (other than by a regularly scheduled required prepayment) prior to the stated maturity of any Indebtedness and demand for payment with respect thereto, in either case with respect to Indebtedness in an aggregate amount in excess of $500,000 (the "Accelerated Redemption Event"), (A) the Series C Preferred Stock shall be subject to redemption, in whole or in part, in cash at the option of the holder thereof from time to time and at any time as determined by the holders of a majority of the outstanding shares of the Series C Preferred Stock (with written notice thereof being delivered to the Corporation) after the Accelerated Redemption Event at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) the redemption date, without interest and (B) notwithstanding Section 4(b), the holders of a majority of the outstanding Series C Preferred Stock shall have the sole discretion to determine on behalf of the Corporation any and all actions to be taken by the Corporation or any Subsidiary with respect to any Indebtedness related to the Accelerated Redemption Event so long as any such actions permit all holders of the Common Stock to participate on a proportionate basis in any actions to be effected by the holders of the Common Stock. On the redemption date, the Corporation shall redeem all shares of Series C Preferred Stock tendered for redemption pursuant to this subsection (c).

          (d)     Redemption in the Event of Certain Business Combinations.  For
                  --------------------------------------------------------
so long as White River or any of its Affiliates shall own any shares of Series C Preferred Stock (A) neither the Corporation nor any of its Material Subsidiaries (as defined in Section 9) shall engage in any merger, reorganization or consolidation (other than transactions involving the merger, reorganization or consolidation of a Subsidiary of the Corporation with or into the Corporation or with or into a wholly owned Subsidiary of the Corporation) and (B) the Corporation shall not sell or otherwise transfer, in a single transaction or series of transactions, all or substantially all or a material part of the assets or shares of the Common Stock of the Corporation to or with any Person (as defined in section 9) other than in connection with the sale of the Faneuil Group or to or with the Corporation or a wholly owned Subsidiary of the Corporation unless on or prior to the consummation of the transactions described in clauses (A) and (B) all shares of the Series C Preferred Stock shall have been redeemed at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

          (e)     Rights  of  Series  C  Preferred  Stock  Following Redemption.
                  -------------------------------------------------------------
On  and  after any date fixed for redemption, provided that the redemption price
                                              -------- ----
(including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or segregated and held in trust by a duly authorized independent paying agent for the benefit of the Persons entitled thereto, dividends shall cease to accrue on the Series C Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease and the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

          (f)     Notice of Redemption. Notice of any redemption be given to the
                  --------------------
holders of shares of Series C Preferred Stock not less than 30 nor more than 60 days prior to the date fixed for redemption. Notice of redemption shall be given by first class mail to such holders, respective addresses as shown on the stock books of the corporation and will specify (A) the date fixed for redemption, (B) the applicable redemption price and (C) in the case of a partial redemption, the number of shares of Series C Preferred Stock to be redeemed and the aggregate number of shares of Series C Preferred Stock which will be outstanding after such redemption. If less than all shares of Series C Preferred Stock then outstanding are to be redeemed, the shares of Series C Preferred stock will be redeemed pro rata from among the holders of shares of Series C Preferred Stock then outstanding.

          (g)     Final  Redemption  Obligation.  If  the Corporation shall fail
                  -----------------------------
any time to discharge its obligation to redeem shares of Series C Preferred Stock pursuant to this Section 7 (the "Final Redemption Obligation"), such Final Redemption obligation shall be discharged as soon as the Corporation is able to discharge such Final Redemption Obligation using funds legally available therefor. Notwithstanding anything in this Section 7 to the contrary, in the event the Corporation fails to discharge its obligation to redeem shares of Series C Preferred Stock as and when such shares are tendered for redemption pursuant to Section 7 for any reason whatsoever (including, without limitation, the failure of the Corporation to have funds legally available therefor), such failure shall constitute a failure by the Corporation to discharge its obligation to redeem shares of the Series C Preferred Stock for purposes of
Section  4(b).

          (h)     Redemption of Parity Stock Pro-Rata. If upon the occurrence of
                  -----------------------------------
any event requiring redemption of the shares of Series C Preferred Stock pursuant to this Section 7, the assets of the Corporation, or net proceeds thereof, shall be insufficient to redeem in full the applicable amount of Series C Preferred Stock and any Parity Stock required to be redeemed by the Corporation, then the Corporation shall redeem shares of Series C Preferred Stock and any Parity Stock ratably in accordance with the respective amounts which would be redeemable if the Series C Preferred Stock and the Parity Stock required to be redeemed by the Corporation were redeemed in full.

          Section  8.     Certain Covenants. Any registered holder of the Series
                          -----------------
C Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section  9.     Definitions.  For  the purposes of this Certificate of
                          -----------
Designations of Series C Redeemable Preferred Stock, the following terms shall have the meanings indicated:

          "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Capital Lease" means any lease of any property (whether real, personal or mixed) by the Corporation or any of the Subsidiaries as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of the Corporation or any of the Subsidiaries; provided, however, any such lease which is nonrecourse to the
               --------   -------
Corporation or any of the Subsidiaries shall not constitute a Capital Lease.

          "Common Stock Equivalents" means all options, warrants and other rights to acquire Common Stock or securities convertible into or exchangeable for Common Stock.

          "Contingent Obligation" means any contractual obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, including, without limitation, direct or indirect guaranties, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

          "Faneuil Group" means GIS Information Systems, Inc., an Illinois corporation, Equitel Corp., a Virginia corporation, Original Research II Corporation, a Delaware corporation, and Credit Card Service Corporation, a Delaware corporation, collectively.

          "Indebtedness" means, with respect to the Corporation or any of the Subsidiaries, at any time, (a) all indebtedness, obligations or other liabilities of the Corporation or any of the Subsidiaries (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) with respect to letters of credit issued for the Corporation's or any of the Subsidiaries, account, (iii) in respect of Capital Leases and (iv) which are Contingent Obligations, (b) all indebtedness, obligations or other liabilities of the Corporation or any of the Subsidiaries or others secured by a Lien on any property of the Corporation or any of the Subsidiaries, whether or not such indebtedness, obligations or liabilities are assumed by the

Corporation or any of the subsidiaries, all as of such time, (c) all indebtedness, obligations or other liabilities of the Corporation or any of the Subsidiaries in respect of Interest Rate Contracts and currency hedging agreements, net of liabilities owed to the Corporation or any of the Subsidiaries by the counterparties thereon, and (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption, other than the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

          "Interest Rate Contracts" means interest rate exchange, collar or cap or similar agreements providing interest rate protection.

          "IPO" means the initial public offering of Common Stock on a firm commitment basis pursuant to an effective registration statement under the Securities Act.

          "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing).

          "Loan Agreement" means (i) the Loan Agreement, dated as of April 29, 1994, among CCC Information Services Inc. and CCC Development Company, as Borrowers, the financial institutions party thereto, as Lenders and Canadian Imperial Bank of Commerce, as Agent, (ii) the Security Agreement, dated as of April 29, 1994, among CCC Information Services Inc., Canadian Imperial Bank of Commerce, as Agent and Canadian Imperial Bank of Commerce, as Collateral Agent,
(iii) the Guaranty, dated as of April 29, 1994, made by the Corporation in favor of the Lenders party to the Loan Agreement and Canadian Imperial Bank of Commerce, as Agent, (iv) the Pledge and Security Agreement, dated as of April 29, 1994, among the Corporation, Canadian Imperial sank of Commerce, as Agent and Canadian Imperial Bank of Commerce, as Collateral Agent and (v) each other agreement, document or instrument delivered in connection with the foregoing.

          "Material Subsidiary" means any Subsidiary which produces or represents 20% or more of (i) consolidated net assets of the Corporation, (ii) consolidated gross revenues of the Corporation or (iii) consolidated net income of the Corporation.

          "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or any other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

          "Public Offering" means a sale of any of the Corporation's securities pursuant to an effective registration statement under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsequent Offering" means a sale of Common Stock or any Common Stock Equivalent of the Corporation in a Public Offering after an IPO.

          "Subsidiary" beans (i) any Person of which 50% or more of the securities having ordinary voting power for the election of directors are at the time owned directly or indirectly by the Corporation or any Subsidiary thereof,
(ii) any Person of which 50% or more of the joint venture, limited partnership or partnership interests are at the time owned directly or indirectly by the Corporation or any Subsidiary thereof or (iii) any Person which is a limited partnership in which the corporation or any Subsidiary is at the time the general partner or at the time owns 50% or more of the general partner of such Person.

                           CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK

                                       of

                       CCC INFORMATION SERVICES GROUP INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


                          ------------------------------


          Section 1.     Designation and Amount. The shares of such series shall
                         ----------------------
be designated as Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be 34,000 shares. The stated value of each share of Series D Preferred Stock (the "Stated Value") shall be $1,000. The Series D Preferred Stock shall rank prior to the common stock, par value $0.10 per share (the "Common Stock"), and any other capital stock of the Corporation which by its terms is junior to the Series D Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Junior
Stock") and on a parity with the Corporation's Series C Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), Series E Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock"), and any other capital stock subsequently issued by the corporation which by its terms is on a parity with the Series D Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Parity Stock").

          Section  2.     Dividends.  (a)  General.  Commencing  on  the  first
                          ---------        -------
Dividend Payment Date (as defined below) to occur following the fourth anniversary of the Original Issue Date (the "Dividend Rate Adjustment Date"), the holders of shares of the Series D Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors or by a duly authorized committee of said Board of Directors, out of assets legally available for such purpose, at the Dividend Rate set forth below in Section 3 applied to the Stated Value. Such dividends shall be cumulative from the date of original issue of such shares (the "Original Issue Date"), whether or not there shall have been net profits or net assets of the Corporation legally available for the payment of dividends at the time such dividends were payable, and shall be payable quarterly, when and as declared by the Board of Directors of the Corporation or by a duly authorized committee of said Board of Directors, on November 30, February 28, May 31 and August 31 of each year (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the Dividend Rate Adjustment Date; provided, however, in
                                                           --------  -------
the event the Corporation shall fail to redeem shares of the Series D Preferred Stock in accordance with Section 7(b)(ii), dividends shall be payable commencing on the first Dividend Payment Date following the 90th day after the consummation of the IPO (as defined in Section 9). Each such dividend shall be payable to the holders of record of shares of the Series D Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 60 days preceding the payment date thereof as shall be fixed by the Board of Directors or by a duly authorized committee of said Board of Directors, provided that such
                                                              -------- ----
record date shall not precede the date upon which the resolution fixing the record date is adopted. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section 2) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a duly authorized committee of said Board of Directors.

          (b)     Dividend  Periods.  Dividend  periods  (hereinafter  called
                  -----------------
"Dividend Periods") shall commence on December 1, March 1, June 1 and September 1 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period (other than the initial Dividend Period which shall commence on the Original Issue Date and shall and on and include the Dividend Rate Adjustment Date). The amount of dividends payable for each Dividend Period or portion thereof for the Series D Preferred Stock shall be computed by multiplying the Stated Value by a fraction, (i) the numerator of which is (A) the applicable Dividend Rate multiplied by (B) the number of calendar days elapsed during such Dividend Period or portion thereof and (ii) the denominator of which is 365. If more than one Dividend Rate applies to any Dividend Period or portion thereof, the calculation in the preceding sentence shall be applied for each period of time during which a given Dividend Rate is applicable. The dividend payable to each holder of Series D Preferred Stock shall be rounded to the nearest one cent with $.005 being rounded upward.

          (c)     Dividends on Parity Stock. So long as any shares of the Series
                  -------------------------
D Preferred Stock are outstanding, no full dividends shall be declared on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared on the Series D Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not declared to be paid in full, as described above, upon the shares of the Series D Preferred Stock and any Parity Stock, all dividends declared upon shares of the Series D Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series D Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series D Preferred Stock and such Parity Stock of the Corporation bear to each other.

     (d)     Dividends  on  Junior Stock.  So long as any shares of the Series D
             ---------------------------
Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set aside for payment or other distribution declared or made upon any Junior Stock, or upon any Parity Stock (other than the Series C Preferred Stock and the Series B Preferred Stock) except as provided in subsection (c) of this Section 2, nor shall any Junior Stock or Parity Stock (other than the Series C Preferred Stock and the Series E Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock).

          (e)     No  Additional  Dividends.  Holders  of shares of the Series D
                  -------------------------
Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on the Series D Preferred Stock.

          Section  3.     Dividend  Rate.  The  Dividend  Rate  on the shares of
                          --------------
Series D Preferred Stock shall be 2.75% per annum for the period from the Original Issue Date to and including the earlier of the (i) date of the
                                                -------
consummation of the IPO or (ii) the Dividend Rate Adjustment Date and shall be 8.0% per annum for each Dividend Period or portion thereof thereafter occurring, subject to adjustment as follows:

          (a) If the Corporation completes an IPO prior to the Dividend Rate Adjustment Date and redeems the Series D Preferred Stock, in accordance with the terms set forth in Section 7(b)(i) or (b)(ii), then the Dividend Rate shall be 0% per annum from the date of closing of the IPO to the Dividend Rate Adjustment Date.

          (b) If, prior to the date for mandatory redemption of all outstanding shares of Series D Preferred Stock established pursuant to Section 7(a), 7(b)(i) or (b)(ii), the Corporation offers in good faith to repurchase on a pro rata basis all or a portion of the outstanding shares of each of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at a repurchase price per share equal to at least the Stated Value, together with accrued and unpaid dividends thereon to (and including) the date fixed for such repurchase, the Dividend Rate applicable to the shares of Series D
Preferred Stock which the Corporation offered to repurchase and which the holders thereof refused such offer to repurchase shall, after the date fixed for such repurchase of the Series D Preferred Stock, be the lesser of 1% and any
                                                            ------
Dividend Rate calculated pursuant to subsection (a) of this Section 3.

          Section  4     Voting  Rights.
                         --------------

          (a) The holders of the Series D Preferred Stock shall not have any voting rights, except as required by the Delaware General Corporation Law; provided, however, that the affirmative
--------   -------
vote of the holders of at least 66-2/3 % of the outstanding shares of the Series D Preferred Stock, voting separately as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, create, increase the authorized or issued number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes or series of Parity Stock or the Corporation's capital stock having rights senior to or on a parity with the Series D Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Senior Stock") or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Certificate of
Incorporation of the Corporation or the certificate of Designations of the Series D Preferred Stock which would materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof, provided, however that the creation and issuance of any Junior
                  --------  -------
Stock, shall not be deemed to materially and adversely affect such rights, preferences or voting powers. For the taking of any action as provided in this paragraph (a) by the holders of shares of the Series D Preferred Stock, each such holder shall have one vote for each share of Series D Preferred Stock standing in his or her name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date has been fixed, at the close of business on the Business Day (as defined in Section 9) next preceding the day on which notice is given, or it notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. At each meeting of stockholders at which the holders of shares of the Series D Preferred Stock shall have the right, voting separately as a single class, to take any action pursuant to this paragraph (b), the presence in person or by proxy of the holders of record of 50% of the total number of shares of the Series D Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, (i) the absence of a quorum of the holders of sharers of any other class or series of capital stock of the Corporation shall not prevent the taking of any action an provided in this paragraph (b) and (ii) in the absence of a quorum of the holders of shares of the Series D Preferred Stock, the holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of the Series D Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          (b)     The  foregoing  rights  of  holders  of shares of the Series D
Preferred Stock to take any actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          Section  5.     Reacquired  Shares.  Any  shares of Series D Preferred
                          ------------------
Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock par value $1.00 per share, of the Corporation and may be reissued as part of another series of preferred stock, par value $1.00 per share, of the

Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series as set forth herein.

          Section  6.    Liquidation, Dissolution or Winding Up.
                         --------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of shares of any series or class or classes of Senior Stock before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any series or class or classes of Junior Stock, the holders of the shares of the Series D Preferred Stock shall be entitled to receive the Stated Value per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payment on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series D Preferred Stock and any Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series D Preferred Stock and any Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 6, a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (b) Subject to the rights of the holders of shares of any series or class or classes of Parity Stock or Senior Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series D Preferred Stock as provided in this
Section 6, but not prior thereto any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein.

          Section  7.    Redemption.
                         ----------

          (a)     Mandatory  Five  Year  Redemption. Unless redeemed pursuant to
                  ---------------------------------
Section 7(b) and 7(c), prior to June 16, 1999, the Corporation shall, on such date and to and to the extent the Corporation has funds legally available therefor, redeem all shares of Series D Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

          (b)     Mandatory  Redemption  Events.  (i)  Concurrent  with  the
                  -----------------------------
consummation of an IPO having net proceeds to the Corporation less than or equal to $40,000,000, the Corporation shall, to the extent the Corporation has funds legally available therefor, redeem the lesser of (A) the number of shares of
                                           ------
Series D Preferred Stock then outstanding and (B) that number of shares of Series D

Preferred  Stock  having  an  aggregate  Stated  Value  and  accrued  and unpaid dividends equal to (1) $17,435,897 or (2) in the event that any shares of the Series E Preferred Stock are issued and outstanding on the date of the closing of the IPO, $17,179,487, at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% on the portion to be so redeemed for the period from the date of the consummation of such IPO to (and including) such redemption date; provided, however, that to the
                                                  --------  -------
extent that the Corporation after giving effect to any required payments under the Loan Agreement (as defined in Section 9) from the net proceeds of the IPO would not have sufficient funds available to so redeem shares of Series D Preferred Stock in accordance with this subsection (b)(i) and any Parity Stock entitled to redemption in accordance with the terms of such Parity Stock, the Corporation shall redeem concurrent with the closing of the IPO that number of shares of Series D Preferred Stock and any Parity Stock entitled to redemption having an aggregate Stated Value equal to the balance of the net proceeds of the IPO remaining after any such payments under the Loan Agreement and shall redeem the remaining shares of Series D Preferred Stock to be redeemed pursuant to this subsection (b)(i) within 120 calendar days after the consummation of the IPO; provided, further, that to the extent that all shares of Series D Preferred
--------   -------
Stock to be redeemed pursuant to this subsection (b)(i) have not been redeemed within such 120 calendar day period, the Corporation shall; to the extent the Corporation has funds legally available therefor, redeem all shares of Series D Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the closing of the IPO to (and including) such redemption date.

               (ii) Concurrent with the closing of an IPO having net proceeds to the Corporation in excess of $40,000,000, the Corporation shall, to the extent the Corporation has funds legally available therefor, redeem the lesser
                                                                          ------
of (1) the number of shares of Series D Preferred Stock then outstanding and (2) the number of shares of Series D Preferred Stock having an aggregate Stated Value and accrued and unpaid dividends at least equal to (I) 43.59% of the net proceeds to the Corporation from the IPO or (II) in the event that any shares of the Series E Preferred Stock are issued and outstanding on the date of the consummation of the IPO, 42.95% of the proceeds to the Corporation from the IPO, at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the closing of such IPO to (and including) such redemption date; provided, however,
                                                              --------  -------
that to the extent that the Corporation after giving effect to any required payments under the Loan Agreement would not have sufficient funds available to so redeem shares of Series D Preferred Stock in accordance with this Subsection
(b)(ii) and any Parity Stock entitled to redemption in accordance with the terms of such Parity Stock, the Corporation shall redeem concurrent with the consummation of the IPO that number of shares of Series D Preferred Stock and any Parity Stock entitled to redemption having an aggregate Stated Value equal to the balance of the net proceeds of the IPO remaining after any such payments under the Loan Agreement and shall redeem the remaining shares of Series D Preferred Stock to be redeemed pursuant to this subsection (b)(ii) and any Parity Stock entitled to redemption within 90 calendar days after the consummation of the IPO; provided, further, that to the extent the shares of
                             --------  -------
the Series D Preferred Stock to be redeemed pursuant to this subsection (b)(ii) having an aggregate Stated Value and accrued and unpaid dividends of at least
(1) $17,435,897 or (2) in the event that any shares of the Series E Preferred Stock are issued and outstanding on the date of the closing of the IPO,
$17,179,487, have not been redeemed within such 90 calendar day period, the Corporation shall, to the extent the Corporation has funds legally available therefore redeem all shares of Series D Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the consummation of the IPO to (and including) such redemption date and; provider,
                                                                       --------
further,  to the extent that the Corporation has redeemed shares of the Series D
-------
Preferred Stock to be redeemed pursuant to this subsection (b)(ii) having an aggregate Stated Value and accrued and unpaid dividends of at least (1) $17,435,897 or (2) in the event that any shares of the Series E Preferred Stock are issued and outstanding on the date of the closing of the IP0, $17,179,487, but less than the full amount of shares of Series D Preferred Stock required by this subsection (b)(ii), the Corporation shall on June 15,1998, to the extent the Corporation has funds legally available therefor, redeem all shares of Series D Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

             (iii)     In  the  event that the Corporation fails to use at least
(1) 43.59% of the net proceeds received by the Corporation from any Subsequent Offering (as defined in Section 9) or (2) in the event that any shares of the series B Preferred Stock are issued and outstanding on the date of the closing of such Subsequent Offering, 42.95% of such proceeds, to redeem any outstanding shares of Series D Preferred Stock on date of the consummation of such Subsequent Offering, the Series D Preferred Stock shall be subject to redemption, in whole or in part, in cash, as determined by the holders of a majority of the outstanding shares of the Series C Preferred Stock at a redemption price per share equal to the Stated Value, to ether with accrued and unpaid dividends thereon to (and including) the redemption date, without interest. On the redemption date, the Corporation shall redeem all shares of Series D Preferred Stock tendered for redemption pursuant to this subsection
(b)(iii).

          (c)     Redemption  in  the  Event of Acceleration of Indebtedness. In
                  ----------------------------------------------------------
the event that the Corporation or any Subsidiary shall fail to perform or observe any term, covenant of condition related to any Indebtedness (as defined in Section 9) of the Corporation or any Subsidiary (other than any Indebtedness of Phone Base Systems, Inc. ("Phone Base") which is non-recourse to the Corporation or any Subsidiary, other than Phone Base) and the effect of such failure to perform or observe is (i) a failure by the Corporation or any Subsidiary to pay any principal or interest on any Indebtedness when due or during any applicable grace therefor or (ii) receipt of notice by the Corporation or any Subsidiary of the acceleration of the maturity or required prepayment (other than by a regularly scheduled required prepayment) prior to the stated maturity of any Indebtedness and demand payment with respect thereto, in either case with respect to Indebtedness in an aggregate amount in excess of $500,000 (the "Accelerated Redemption Date"), the Series D Preferred Stock shall be subject to redemption, in whole or in part, in cash, as determined by the holders of a majority of the outstanding shares of the Series C Preferred Stock after the Accelerated Redemption Date at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) the redemption date, without interest. On the redemption date, the Corporation shall redeem all shares of Series D Preferred Stock tendered for redemption pursuant to this subsection
(c).

          (d)     Redemption  in the Event of Certain Business Combinations. For
                  ---------------------------------------------------------
so long as White River or any of its Affiliates shall own any shares of Series D Preferred Stock (A) neither the Corporation nor any of its Material Subsidiaries (as defined in Section 9) shall engage in any merger, reorganization or consolidation (other than transactions involving the merger, reorganization or consolidation of a Subsidiary of the Corporation with or into the Corporation or with or into a wholly owned Subsidiary of the Corporation) and (B) the Corporation shall not sell or otherwise transfer, in a single transaction or series of transactions, all or substantially all or a material part of the assets or shares of the Common Stock of the Corporation to or with any Person (as defined in Section 9) other than in connection with the sale of the Faneuil Group or to or with the Corporation or a wholly owned Subsidiary of the Corporation unless on or prior to the consummation of the transactions described in clauses (A) and (B) all shares of the Series D Preferred Stock shall have been redeemed at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

          (e)     Rights  of  Series  D Preferred Stock Following Redemption. On
                  ----------------------------------------------------------
and  after  any  date  fixed  for redemption, provided that the redemption price
                                              -------- ----
(including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or segregated and hold in trust by a duly authorized independent paying agent for the benefit of the Persons entitled thereto, dividends shall cease to accrue on the Series D Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease and the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

          (f)     Notice  of  Redemption.  Notice  of any redemption pursuant to
                  ----------------------
Section 7(a) shall be given to the holders of shares of Series D Preferred Stock not less than 30 nor more than 60 days prior to the date fixed for redemption. Notice of redemption shall be given by first class mail to such holders, respective addresses as shown on the stock books of the Corporation and will specify (A) the date fixed for redemption, (B) the applicable redemption price and (C) in the case of a partial redemption, the number of shares of Series D Preferred Stock to be redeemed and the aggregate number of shares of Series D
Preferred Stock which will be outstanding after such redemption. If less than all shares of Series D Preferred Stock then outstanding are to be redeemed, the shares of Series D Preferred Stock will be redeemed pro rata from among the holders of shares of Series D Preferred Stock then outstanding.

          (g)     Final Redemption Obligation.  If the Corporation shall fail at
                  ---------------------------
any time to discharge its obligation to redeem shares of Series D Preferred Stock pursuant to this Section 7 (the "Final Redemption Obligation"), such Final Redemption obligation shall be discharged as soon as the

Corporation is able to discharge such Final Redemption Obligation using funds legally available therefore.

          (h)     Redemption of Parity Stock Pro-Rata. If upon the occurrence of
                  -----------------------------------
any event requiring redemption of the shares of Series D Preferred Stock pursuant to this Section 7, the assets of the Corporation, or proceeds thereof, shall be insufficient to redeem in full the applicable amount of Series D Preferred Stock and any Parity Stock required to be redeemed by the Corporation, then the Corporation shall redeem shares of Series D Preferred Stock and any Parity Stock ratably in accordance with the respective amounts which would be redeemable if the Series D Preferred Stock and the Parity Stock required to be redeemed by the Corporation were redeemed in full.

          Section  8.     Certain Covenants. Any registered holder of the Series
                          -----------------
D Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any additional rights, whether for the specific enforcement of any provision or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section  9.     Definitions.  For  the purposes of this Certificate of
                          -----------
Designations of Series D Redeemable Preferred Stock, the following terms shall have the meanings indicated:

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is, controlled by, or is under common control with, another Person.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Capital Lease" means any lease of any property (whether real, personal or mixed) by the Corporation or any of the Subsidiaries as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of the Corporation or any of the Subsidiaries; provided, however, any such lease which is nonrecourse to the
               --------   -------
Corporation  or  any  of  the Subsidiaries shall not constitute a Capital Lease.

          "Common Stock Equivalents" means all options, warrants and other rights to acquire Common Stock or securities convertible into or exchangeable for Common Stock.

          "Contingent Obligation" means any contractual obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, including, without limitation, direct or indirect guaranties, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

          "Faneuil Group" means GIS Information Systems, Inc., an Illinois corporation, Equitel Corp., a Virginia corporation, Original Research II Corporation, a Delaware corporation, and Credit Card Service Corporation, a Delaware corporation, collectively.

          "Indebtedness" means, with respect to the Corporation or any of the Subsidiaries, at any time, (a) all indebtedness, obligations or other liabilities of the Corporation or any of the Subsidiaries (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) with respect to letters of credit issued for the Corporation's or any of the Subsidiaries, account, (iii) in respect of Capital Leases and (iv) which are Contingent Obligations, (b) all indebtedness, obligations or other liabilities of the Corporation or any of the Subsidiaries or others secured by a Lien on any property of the Corporation or any of the Subsidiaries whether or not such indebtedness, obligations or liabilities are assumed by the Corporation or any of the subsidiaries, all as of such time, (a) all indebtedness, obligations or other liabilities of the Corporation or any of the subsidiaries in respect of Interest Rate Contracts and currency hedging agreements, net of liabilities owed to the Corporation or any of the Subsidiaries by the counterparties thereon, and (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption, other than Series C Preferred Stock, Series D Preferred Stock and Series B Preferred Stock.

          "Interest Rate Contracts" means interest rate exchange, collar or cap or similar agreements providing interest rate protection.

          "IPO" means the initial public offering of Common Stock on a firm commitment basis pursuant to an effective registration statement under the Securities Act.

          "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing).

          "Loan Agreement" means (i) the Loan Agreement, dated as of April 29, 1994, among CCC Information Services Inc. and CCC Development Company, as Borrowers, the financial institutions party thereto, as Lenders and Canadian Imperial Bank of Commerce, as Agent; (ii) the Security Agreement, dated as of April 29, 1994, among CCC Information Services Inc., Canadian Imperial Bank of Commerce, as Agent and Canadian Imperial Bank of Commerce, as Collateral Agent,
(iii) the Guaranty, dated as of April 29, 1994, made by the Corporation in favor of the Lenders party to the Loan Agreement and Canadian Imperial Bank of Commerce, as Agent, (iv) the Pledge and Security Agreement, dated as of April
29, 1994 among the Corporation, Canadian Imperial Bank of Commerce, as Agent and Canadian Imperial Bank of Commerce, as Collateral Agent and (v) each other agreement, document or instrument delivered in connection with the foregoing.

          "Material Subsidiary" means any Subsidiary which produces or represents 20%, or more of (i) consolidated net assets of the Corporation, (ii) consolidated gross revenues of the Corporation or (iii) consolidated net income of the Corporation.

     "Person" meant an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or any other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

          "Public Offering" means a sale of any of the Corporation's securities pursuant to an effective registration statement under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsequent Offering" means a sale of Common Stock or any Common Stock Equivalent of the Corporation in a Public Offering after an IPO.

          "Subsidiary" means (i) any Person of which 50% or more of the securities having ordinary voting power for the election of directors are at the time owned directly or indirectly by the Corporation or any Subsidiary thereof,
(ii) any person of which 50% or more of the joint venture, limited partnership or partnership interests are at the time owned directly or indirectly by the Corporation or any Subsidiary thereof or (iii) any Person which is a limited partnership in which the Corporation or any Subsidiary is at the time the general partner or at the time owns 50% or more of the general partner of such Person.

                           CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

                                       of

                       CCC INFORMATION SERVICES GROUP INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


                           ----------------------------


          Section 1.     Designation and Amount. The shares of such series shall
                         ----------------------
be designated as Series E Cumulative Redeemable Preferred Stock (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred Stock shall be 500 shares. The stated value of each share of Series E Preferred Stock (the "Stated Value") shall be $1,000. The Series E Preferred Stock shall rank prior to the common stock, par value $0.10 per share (the "Common Stock"), and any other capital stock of the Corporation which by its terms is junior to the Series E Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Junior Stock") and on a parity with the Corporation's Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"), Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock") and any other capital stock subsequently issued by the Corporation which by its terms is on a parity with the Series E Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Parity Stock").

          Section  2.     Dividends.  (a)  General.  Commencing  on  the  first
                          ---------        -------
Dividend Payment Date (as defined below) to occur following the fourth anniversary of the Original Issue Date (the "Dividend Rate Adjustment Date"), the holders of shares of the Series E Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors or by a duly authorized committee of said Board of Directors, out of assets legally available for such purpose, at the Dividend Rate set forth below in Section 3 applied to the Stated Value. Such dividends shall be cumulative from the date of original issue of such shares (the "Original Issue Date"), whether or not there shall have been net profits or net assets of the Corporation legally available for the payment of dividends at the time such dividends were payable, and shall be payable quarterly, when and as declared by the Board of Directors of the Corporation or by a duly authorized committee of said Board of Directors, on November 30, February 28, May 31 and August 31 of each year (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the Dividend Rate Adjustment Date; provided, however, in the event the Corporation shall fail to
                   --------  -------
redeem shares of the Series E Preferred Stock in accordance with Section 7(b)(ii), dividends shall be payable commencing on the first Dividend Payment Date following the 90th day after the consummation of the IPO (as defined in
Section 9). Each such dividend shall be payable to the holders of record of shares of the Series E Preferred Stock as they appear on the stock register of the Corporation on such record date, not more than 60 days preceding the payment date thereof as shall be fixed by the Board of Directors or by a duly authorized committee of said Board of Directors, provided that such record date shall not
                                        -------- ----
precede the date upon which the resolution fixing the record date is adopted. Dividends on account of arrears for any past Dividend Periods (as defined in subsection (b) of this Section 2) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a duly authorized committee of said Board of Directors.

          (b)     Dividend  Periods.  Dividend  periods  (hereinafter  called
                  -----------------
"Dividend Periods") shall commence on December 1, March 1, June 1 and September 1 of each year and shall end on and include the calendar day next preceding the first day of the next Dividend Period (other than the initial Dividend Period which shall commence on the Original Issue Date and shall end on and include the Dividend Rate Adjustment Date). The amount of dividends payable for each Dividend Period or portion thereof for the Series E Preferred Stock shall be computed by multiplying the Stated Value by a fraction, (i) the numerator of which is (A) the applicable Dividend Rate multiplied by (B) the number of calendar days elapsed during such Dividend Period or portion thereof and (ii) the denominator of which is 365. If more than one Dividend Rate applies to any Dividend Period or portion thereof; the calculation in the preceding sentence shall be applied for each period of time during which a given Dividend Rate is applicable. The dividend payable to each holder of Series E Preferred Stock shall be rounded to the nearest one cent with $.005 being rounded upward.

          (c)     Dividends on Parity Stock. So long as any shares of the Series
                  -------------------------
E Preferred Stock are outstanding, no full dividends shall be declared on any Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared on the Series E Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not declared to be paid in full, as described above, upon the shares of the Series E Preferred Stock and any Parity Stock, all dividends declared upon shares of the Series E Preferred Stock and any Parity Stock shall be declared pro rata so that the amount of dividends declared per share on the Series E Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series E Preferred Stock and such Parity Stock of the Corporation bear to each other.

          (d)     Dividends on Junior Stock. So long as any shares of the Series
                  -------------------------
E Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set aside for payment or other distribution declared or made upon any Junior Stock, or upon any Parity Stock except as provided in subsection
(c) of this Section 2, nor shall any Junior Stock or Parity Stock (other than the Series C Preferred Stock and the Series D Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock).

          (e)     No  Additional  Dividends.  Holders  of shares of the Series E
                  -------------------------
Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series E Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on the Series E Preferred Stock.

          Section  3.     Dividend  Rate.  The  Dividend  Rate  on the shares of
                          --------------
Series E Preferred Stock shall be 2.75% per annum for the period from the Original Issue Date to and including the earlier of the (i) date of the
                                                -------
consummation of the IPO or (ii) the Dividend Rate Adjustment Date and shall be 8.0% per annum for each Dividend Period or portion thereof thereafter occurring, subject to adjustment as follows:

          (a) If the Corporation completes an IPO prior to the Dividend Rate Adjustment Date and redeems the Series E Preferred Stock, in accordance with the terms set forth in Section 7(b)(i) or (b)(ii), then the Dividend Rate shall be 0% per annum from the date of consummation of the IPO to the Dividend Rate Adjustment Date.

          (b) If, prior to the date for mandatory redemption of all outstanding shares of Series E Preferred Stock established pursuant to Section 7(a), 7(b)(i) or 7(b)(ii), the Corporation offers in good faith to repurchase on a pro rata basis all or a portion of the outstanding shares of each of the
Series  C  Preferred  Stock,  the  Series  D  Preferred  Stock  and the Series E
Preferred Stock at a repurchase price per share equal to at least the Stated Value, together with accrued and unpaid dividends thereon to (and including) the date fixed for such repurchase, the Dividend Rate applicable to the shares of Series E Preferred Stock which the Corporation offered to repurchase and which the holders thereof refused such offer to repurchase shall, after the date fixed for such repurchase of the Series E Preferred Stock, be the lesser of 1% and any
                                                            ------
Dividend Rate calculated pursuant to subsection (a) of this Section 3.

          Section 4. Voting Rights. In addition to any voting rights provided by
                     -------------
law, the holders of shares of the Series E Preferred Stock shall have the following voting rights:

          (a) So long as any shares of the Series E Preferred Stock are outstanding, each share of Series E Preferred Stock beneficially owned by White River Ventures, Inc., a Delaware corporation ("White River") or any Affiliate thereof, shall entitle the holder thereof to vote together with the holders of Common Stock and all other securities entitled to vote on all matters voted on by holders of Common Stock at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Series E Preferred Stock beneficially owned by White River or any Affiliate thereof shall entitle the holder thereof to cast the number of votes determined pursuant to the following formula:


                              Votes per share = A/B

                                       and

                      A = [(C - (C * D))/(1 - (E + D))] - C

                                       and

                                 E=(B/F * .51)-G

                                       and

                           G = [(B/F * .51) + D] - .51

Where:

A  is  equal  to:   The  total  number of votes the Series E Preferred Stock may exercise  in  any  vote  with  the  Common  Stock.

B  is  equal  to:   The  number  of  shares  of  Series  E  Preferred  Stock
                    beneficially owned by White River and its Affiliates on a particular record date.

C  is  equal  to:   The  total number of shares of Common Stock outstanding on a particular  record  date.

D  is  equal  to:   The  percentage  (expressed  as  a  fraction)  of  the
                    Corporation's outstanding shares of Common Stock beneficially owned by White River and its Affiliates on a particular record date.

E  is  equal  to:   The  percentage  (expressed  as  a  fraction which cannot be greater  than  .51  or  less  than 0) of the Company's total voting  power attributable to the aggregate number of shares of  the Series E Preferred Stock beneficially owned by White
                    River  and  its  Affiliates  on  a  particular  record date;
                    provided,  however,  such  voting  percentage  shall
                    --------   -------
                    automatically be 0% if White River together with its Affiliates already beneficially owns at least 51% of the outstanding shares of Common Stock on such record date.

F  is  equal  to:   The  total  number  of  shares  of  Series E Preferred Stock originally  issued.

G  is  equal  to:   The  automatic  voting  reduction percentage (expressed as a fraction  which  cannot  be  less than 0) necessary if White
                    River  an  its  Affiliates beneficially own shares of Common
                    Stock.

          (b) In addition to any class votes required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the Series E Preferred Stock, voting separately as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, create, increase the authorized or issued number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes or series of Parity Stock or the Corporation's capital stock having rights senior to or on a parity with the Series E Preferred Stock with respect to dividend rights and with respect to the distribution of assets upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation ("Senior Stock") or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Certificate of Incorporation of the Corporation or the Certificate of Designations of the Series E Preferred Stock which would materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that the creation
                                            --------  -------
and issuance of any Junior Stock, shall not be deemed to materially and adversely affect such rights, preferences or voting powers. For the taking of any action as provided in this paragraph (b) by the holders of shares of the Series E Preferred Stock, each such holder shall have one vote for each share of Series E Preferred Stock standing in his or her name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date has been fixed, at the close of business on the Business Day (as defined in Section 9) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. At each meeting of stockholders at which the holders of shares of the Series E Preferred Stock shall have the right, voting separately as a single class, to take any action pursuant to this paragraph (b), the presence in person or by proxy of the holders of record of 50% of the total number of shares of the Series E Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, (i) the absence of a quorum of the holders of shares of any other class or series of capital stock of the Corporation shall not prevent the taking of any action as provided in this paragraph (b) and (ii) in the absence of a quorum of the holders of shares of the Series E Preferred Stock, the holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of the Series E Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          (c)     The  foregoing  rights  of  holders  of shares of the Series E
Preferred Stock to take any actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          Section  5.     Reacquired  Shares.  Any  shares of Series E Preferred
                          ------------------
Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, par value $1.00 per share, of the Corporation and may be reissued as part of another series of preferred stock, par value $1.00 per share, of the Corporation subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series as set forth herein.

          Section  6.     Liquidation, Dissolution, Winding Up. (a) In the event
                          ------------------------------------
of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and subject to the rights of the holders of shares of any series or class or classes of Senior Stock, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any series or class or classes of Junior Stock, the holders of the shares of the Series E Preferred Stock shall be entitled to receive the Stated Value per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series E Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payment on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series E Preferred Stock and any Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series E Preferred Stock and any Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 6, a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (b) Subject to the rights of the holders of shares of any series or class or classes of Parity Stock or Senior Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series E Preferred Stock as provided in this
Section 6, but not prior thereto, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock shall not be entitled to share therein.

          Section  7.     Redemption.
                          ----------

          (a)     Mandatory  Five  Year Redemption.  Unless redeemed pursuant to
                  --------------------------------
Sections 7(b), 7(c) and 7(d) prior to June 16, 1999, the Corporation shall, on such date and to the extent the Corporation has funds legally available therefor, redeem all shares of Series E Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

          (b)     Mandatory  Redemption  Events.  (i)  Concurrent  with  the
                  -----------------------------
consummation of an IPO having net proceeds to the Corporation less than or equal to $40,000,000, the Corporation shall, to the extent the Corporation has funds legally available therefor redeem the lesser of (A) the number of shares of
                                           ------
Series E Preferred Stock then outstanding and (B) that number of shares of Series E Preferred Stock having an aggregate Stated Value and accrued and unpaid dividends equal to $256,410 at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% on the portion to be so redeemed for the period from the date of the consummation of such IPO to (and including) such redemption date; provided, however, that to the
                                                  --------  -------
extent that the Corporation after making any required payments under the Loan Agreement (as defined in Section 9) from the net proceeds of the IPO shall not have sufficient funds available to so redeem shares of Series E Preferred Stock in accordance with this subsection (b)(i) and any Parity Stock entitled to redemption in accordance with the terms of such Parity Stock, the Corporation shall redeem concurrent with the consummation of the IPO that number of shares of Series E Preferred Stock and Parity Stock entitled to redemption having an aggregate Stated Value equal to the balance of the net proceeds of the IPO remaining after any such payments under the Loan Agreement and shall redeem, the remaining shares of Series E Preferred Stock to be redeemed pursuant to this subsection (b)(i) and Parity Stock entitled to redemption within 120 calendar days after the consummation of the IPO; provided, further, that to the extent
                                           --------  -------
that all shares of Series E Preferred Stock to be redeemed pursuant to this subsection (b)(i) have not been redeemed within such 120 calendar day period, the Corporation shall, to the extent the Corporation has funds legally available therefor, redeem all shares of Series E Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the consummation of the IPO to (and including) such redemption date.

               (ii) Concurrent with the consummation of an IPO having net proceeds to the Corporation in excess of $40,000,000, the Corporation shall, to the extent the Corporation has funds legally available therefor, redeem the lesser of (I) the number of shares of Series E Preferred Stock then outstanding
------
and (2) the number of shares of Series E Preferred Stock having an aggregate Stated Value and accrued and unpaid dividends at least equal to .64% of the net proceeds to the Corporation from the IPO, at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the consummation of such IPO to (and including) such redemption date; provided, however, that to the extent that the
                                  --------  -------
Corporation after giving effect to any required payments under the Loan Agreement would not have sufficient funds available to so redeem shares of
Series E Preferred Stock in accordance with this subsection (b)(ii) and any Parity Stock entitled to redemption in accordance with the terms of such Parity Stock, the Corporation shall redeem concurrent with the consummation of the IPO that number of shares of Series E Preferred Stock and Parity Stock entitled to redemption having an aggregate stated value equal to the balance of the net proceeds of the IPO remaining after any such payments under the Loan Agreement and shall redeem the remaining shares of Series E Preferred Stock to be redeemed pursuant to this subsection (b)(ii) and Parity Stock entitled to redemption within 90 calendar days after  the  consummation  of the IPO; provided, further, that to the extent that
                                      --------  -------
shares of the Series E Preferred Stock to be redeemed pursuant to this subsection (b)(ii) having an aggregate Stated Value and accrued and unpaid dividends of at least $256,410 have not been redeemed within such 90 calendar day period, the Corporation shall, to the extent the Corporation has funds legally available therefor redeem all shares of Series E Preferred Stock then outstanding at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest, employing a Dividend Rate of 8.0% for the period from the date of the consummation of the IPO to (and including) such redemption date and; provided, further, to the extent that the Corporation has redeemed shares
      --------  -------
of  the  Series  E  Preferred  Stock  to be redeemed pursuant to this subsection
(b)(ii) having an aggregate Stated Value and accrued and unpaid dividends of at least $256,410, but less than the full amount of shares of Series E Preferred Stock required by this subsection (b)(ii), the Corporation shall on June 15, 1998, to the extent the Corporation has funds legally available therefor, redeem all shares of Series E Preferred Stock then outstanding at a redemption price per share equal to the Stated Value together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

               (iii) In the event that the Corporation fails to use at least ..64% of the net proceeds received by the Corporation from any Subsequent Offering (as defined in Section 9) to redeem any outstanding shares of Series E Preferred Stock on the date of the consummation of such Subsequent Offering, the Series E Preferred Stock shall be subject to redemption, in whole or in part, in cash, as determined by the holders of a majority of the outstanding shares of the Series C Preferred Stock at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) the redemption date, without interest. On the redemption date, the Corporation shall redeem all shares of Series E Preferred Stock tendered for redemption pursuant to this subsection (b)(iii).

          (c)     Redemption  in  the  Event of Acceleration of Indebtedness. In
                  ----------------------------------------------------------
the event that the Corporation or any Subsidiary shall fail to perform or observe any term, covenant or condition related to any Indebtedness (as defined in Section 9) of the Corporation or any Subsidiary (other than any Indebtedness of Phone Bass Systems, Inc. ("Phone Base") which is non-recourse to the Corporation or any Subsidiary, other than Phone Base) and the effect of such failure to perform or observe is (i) a failure by the Corporation or any Subsidiary to pay any principal or interest on any Indebtedness when due or during any applicable grace period therefor or (ii) receipt of notice by the Corporation or any Subsidiary of the acceleration of the maturity or required prepayment (other than by a regularly scheduled required prepayment) prior to the stated maturity of any Indebtedness and demand for payment with respect therefor, in respect to Indebtedness in an aggregate amount in excess of $500,000 (the "Accelerated Redemption Date"), the Series E Preferred Stock shall be subject to redemption, in whole or in part, in cash, as determined by the holders of a majority of the outstanding shares of the Series C Preferred Stock after the Accelerated Redemption Date at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) the redemption date, without interest. On the redemption date, the Corporation shall redeem all shares of Series E Preferred Stock tendered for redemption pursuant to this subsection (c).

     (d)     Redemption  in  the  Event of Certain Business Combination.  For so
             ----------------------------------------------------------
long as White River or any of its Affiliates shall own any shares of Series E Preferred Stock (A) neither the Corporation nor its Material Subsidiaries (as defined in Section 9) shall engage in any merger, reorganization or consolidation (other than transactions involving the merger, reorganization or consolidation of a Subsidiary of the Corporation with or into the Corporation or with or into a wholly owned Subsidiary of the Corporation) and (B) the Corporation shall not sell or otherwise transfer, in a single transaction or series of transactions, all or substantially all or a material part of the assets or shares of the Common Stock of the Corporation to or with any Person (as defined in Section 9) other than in connection with the sale of the Faneuil Group or to or with the Corporation or a wholly owned Subsidiary of the Corporation unless on or prior to the consummation of the transactions described in clauses (A) and (B) all shares of the Series E Preferred Stock shall have been redeemed at a redemption price per share equal to the Stated Value, together with accrued and unpaid dividends thereon to (and including) such redemption date, without interest.

          (e)     Rights  of  Series  E Preferred Stock Following Redemption. On
                  ----------------------------------------------------------
and  after  any  date  fixed  for redemption, provided that the redemption price
                                              -------- ----
(including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or segregated and held in trust by a duly authorized independent paying agent for the benefit of the Persons entitled thereto, dividends shall cease to accrue on the Series E Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Corporation shall cease and the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

          (f)     Notice  of any Redemption.   Notice of any redemption pursuant
                  -------------------------
to Section 7(e) shall be given to the holders of shares of Series E Preferred Stock not less than 30 nor more than 60 days prior to the redemption. Notice of redemption shall be given by first class mail to such holders' respective addresses as shown on the stock books of the Corporation and will specify (A) the date fixed for redemption, (B) the applicable redemption price and (C) in the case of a partial redemption, the number of shares of Series E Preferred
Stock to be redeemed and the aggregate number of shares of Series E Preferred Stock which will be outstanding after such redemption. If less than all shares of Series E Preferred Stock then outstanding are to be redeemed, the shares of Series E Preferred Stock will be redeemed pro rata from among the holders of shares of Series E Preferred Stock then outstanding.

          (g)     Final Redemption Obligations. If the Corporation shall fail at
                  ----------------------------
any time to discharge its obligation to redeem shares of Series E Preferred Stock pursuant to this Section 7 (the "Final Redemption Obligation"), such Final Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Final Redemption Obligation using funds legally available therefor.

          (h)     Redemption  of  Parity Stock Pro-Rata. If, upon the occurrence
                  -------------------------------------
of any event requiring redemption of the shares of Series E Preferred Stock pursuant to this Section 7, the assets of the Corporation, or net proceeds thereof shall be insufficient to redeem in full the applicable amount of Series E Preferred Stock and any Parity Stock required to be redeemed by the Corporation, then the Corporation shall redeem shares of Series E Preferred Stock and any Parity Stock ratably in accordance with the respective amounts which would be redeemable if the Series E Preferred Stock and the Parity Stock required to be redeemed by the Corporation were redeemed in full.

          (i)     Redemption  Exception.  Notwithstanding  anything  in  this
                  ---------------------
Certificate of Designation to the contrary, at least one share of the Series E Preferred Stock shall remain issued and outstanding until such time as no shares of the Series C Preferred Stock remain issued and outstanding.

          Section  8.     Certain Covenants. Any registered holder of the Series
                          -----------------
E Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section  9.     Definition.  For  the  purposes of this Certificate of
                          ----------
Designations of Series E Redeemable Preferred Stock, the following terms shall have the meanings indicated:

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Capital Lease" means any lease of any property (whether real, personal or mixed) by the Corporation or any of the Subsidiaries as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of the Corporation or any of the Subsidiaries; provided, however, any such lease which is nonrecourse to the
               --------   -------
Corporation  or  any  of  the Subsidiaries shall not constitute a Capital Lease.

          "Common Stock Equivalents" means all options, warrants and other rights to acquire Common Stock or securities convertible into or exchangeable for Common Stock.

          "Contingent Obligation" means any contractual obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, including, without limitation; direct or indirect guaranties, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

          "Faneuil Group" means GIS Information Systems, Inc., an Illinois corporation, Equitel Corp., a Virginia corporation, Original Research II Corporation, a Delaware corporation, and Credit Card Service Corporation, a Delaware corporation, collectively.

          "Indebtedness" means, with respect to the Corporation or any of the Subsidiaries, at any time, (a) all indebtedness, obligations or other liabilities of the Corporation or any of the Subsidiaries (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) with respect to letters of credit issued for the Corporation's or any of the Subsidiaries' account, (iii) in respect of Capital Leases and (iv) which are contingent obligations, (b) all indebtedness, obligations or other liabilities of the Corporation or any of the Subsidiaries or others secured by a Lien on any property of the Corporation or any of the Subsidiaries, whether or not such indebtedness, obligations or liabilities are assumed by the Corporation or any of the Subsidiaries, all as of such time, (c) all indebtedness, obligations or other liabilities of the Corporation or any of its subsidiaries in respect of Interest Rate Contracts and currency hedging agreements, net of liabilities owed to the Corporation or any of the Subsidiaries by the counterparties thereon, and (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption, other than the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

          "Interest Rate Contracts" means interest rate exchange, collar or cap or similar agreements providing interest rate protection.

          "IPO" means the initial public offering of Common Stock on a firm commitment basis pursuant to an effective registration statement under the Securities Act.

          "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrancer lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing).

          "Loan Agreement" means (i) the Loan Agreement, dated as of April 29, 1994, among CCC Information Services Inc. and CCC Development Company, as Borrowers, the financial institutions party thereto, as Lenders and Canadian Imperial Bank of Commerce, as Agent, (ii) the Security Agreement, dated as of April 29, 1994, among CCC Information Services Inc., Canadian Imperial Bank of Commerce, as Agent and Canadian Imperial Bank of Commerce, as Collateral Agent,
(iii) the Guaranty, dated as of April 29, 1994, made by the Corporation in favor of the Lenders party to the Loan Agreement and Canadian Imperial Bank of Commerce, as Agent, (iv) the Pledge and Security Agreement; dated an of April 29, 1994, among the Corporation, Canadian Imperial Bank of Commerce, as Agent and Canadian Imperial Bank of Commerce, as Collateral Agent and (v) each other agreement, document or instrument delivered in connection with the foregoing.

          "Material Subsidiary" means any subsidiary which produces or represents 20% or more of (i) consolidated net assets of the Corporation, (ii) consolidated gross revenues of the Corporation or (iii) consolidated net income of the Corporation.

          "Person" beans an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or any other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

          "Public Offering" means a sale of any of the Corporation's securities pursuant to an effective registration statement under the Securities Act.

          "Securities  Act"  means  the  Securities  Act  of  1933,  as amended.

          "Subsequent Offering" means a sale of Common Stock or any Common Stock Equivalent of the Corporation in a Public Offering after an IPO.

          "Subsidiary" means (i) any Person of which 50% or more of the securities having ordinary voting power for the election of directors are at the time owned directly or indirectly by the Corporation or any Subsidiary thereof
(ii) any Person of which 50% or more of the joint venture, limited partnership or partnership interests are at the time owned directly or indirectly by the Corporation or any Subsidiary thereof or (iii) any Person which is a limited partnership in which the Corporation or any Subsidiary in at the time the general partner or at the time owns 50% or more of the general partner of such Person.

                               STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATIONS
                           FILED 02:30 PM 11/04/1998
                             981424825 - 2007754

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION



     CCC INFORMATION SERVICES GROUP INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

               DOES HEREBY CERTIFY:

FIRST: That the Directors of said corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

               RESOLVED, that paragraph (b) of Article Fifth of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

"(b) The number of directors of the Corporation shall be not less than three (3) nor more than nine (9) and shall be fixed in accordance with the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide."

SECOND: That in lieu of a meeting and vote of stockholders, the majority of the stockholders of the common stock and Series E Preferred Stock have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware;

THIRD: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.


                            [Signature page follows]

     IN WITNESS WHEREOF, said CCC Information Services Group Inc. has caused this Certificate of Amendment to be signed by David M. Phillips, its President, this 3rd day of November, 1998.

                                             CCC INFORMATION SERVICES GROUP INC.

                                             By:  /s/  D. M. Phillips
                                                --------------------------------
                                                  David M. Phillips, President

                                STATE OF DELAWARE
                                SECRETARY OF STATE
                             DIVISION OF CORPORATIONS
                             FILED 04:00 PM 12/01/2000
                                001602707 - 2007754


                            CERTIFICATE OF AMENDMENT
            TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      CCC  INFORMATION SERVICES GROUP INC.



     CCC Information Services Group Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation") does hereby certify:

     I. That the Board of Directors of the Corporation, pursuant to Section 141(i) of the General Corporation Law of the State of Delaware (the "Law"), adopted a resolution setting forth the amendment to the Amended and Restated Certificate of Incorporation (the "Certificate") in substantially the form as set forth below, declaring it advisable and submitting it to the stockholders of the Corporation for their consideration of such amendment to the Certificate.

     II.    That  at  their  annual  meeting,  held on June 28, 2000 pursuant to
     Section 211 of the Law, the stockholders of the Corporation approved the adoption of the amendment to the Certificate in substantially the form as set forth below.

     III. That Article 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation hereby is amended to provide in its entirety as follows:

     "4.1: The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares of Common Stock, having a par value of $.10 per share (the 'Common Stock'), and 100,000 shares of Preferred Stock,
                         ------------
having a par value of $1.00 per share (the 'Preferred Stock')."
                                            ----------------

     IV. That the foregoing amendment to the Certificate was duly adopted in accordance with the provisions of Section 242 of the Law.

                            [SIGNATURE PAGE FOLLOWS)

               IN WITNESS WHEREOF, the Corporation has caused its Executive Vice President to execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on its behalf this 30
                                                                              --
               day  of  November, 2000.
                        --------


                                        CCC INFORMATION SERVICES GROUP INC.

                                        By:  /s/  Reid E. Simpson
                                           -------------------------------------

                                            Name: Reid E. Simpson
                                                 -------------------------------

                                            Title: Executive Vice President

                              STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATIONS
                           FILED 04:30 PM 02/13/2001
                             010072448 - 2007754



                      CCC INFORMATION SERVICES GROUP INC.

                     CERTIFICATE OF DESIGNATION, PREFERENCE
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                    OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                      AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

     CCC INFORMATION SERVICES GROUP INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors, by way of a meeting of its members on February 11,2001, adopted the following resolution, which resolution remains in full force and effect as of the date hereof;

     WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and

     WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the Series F Preferred Stock of the Company and the number of shares constituting such preferred stock;

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the Series F Preferred Stock on the terms and with the provisions herein set forth:

                   TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                     Of

                            SERIES F PREFERRED STOCK

                                     Of

                      CCC INFORMATION SERVICES GROUP INC.

     The relative rights, preferences, powers, qualifications, limitations and restrictions - granted to or imposed upon the Series F Preferred Stock or the holders thereof are as follows:

     I. Definitions. For purposes of this Designation, the following
        -----------
definitions shall apply:

     "Board" shall mean the Board of Directors of the Company.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Common Stock" shall mean the Common Stock, $0.10 par value per share, of the Company.

     "Company" shall mean CCC Information Services Group Inc., a Delaware corporation.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, it any, of any such similar Federal statute.

     "Liquidation Preference" shall mean $1.00 per share.

     "Original Issue Date" shall mean the date of the original issuance of shares of Series F Preferred Stock.

     "Person" shall mean any individual, firm, corporation general partnership, limited partnership, limited liability company or other entity and shall include any successor (by merger or otherwise) of such entity.

     "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of February 14, 2001, by and among the Company and the Purchaser named therein, as it may be amended from time to time, a copy of which is on file at the principal office of the Company.

     "Required Holders" shall mean the holders of at least of a majority of the outstanding shares of Series F Preferred Stock.

     "Series F Preferred Stock" shall refer to shares of Series F Preferred Stock, $1.00 par value per share, of the Company.

     "Warrant" shall mean the Warrant, dated as of February 14, 2001, issued pursuant to the Purchase Agreement, exercisable for up to 1,200,000 shares of Common Stock.

     2. Designation: Number of Shares. The designation of the preferred stock
        -----------------------------
authorized by this resolution shall be "Series F Preferred Stock," and the number of shares of Series F Preferred Stock authorized hereby shall be 100 shares.

     3. Dividends. The holders of the Series F Preferred Stock shall not be
        ---------
entitled to receive dividends on shares of Series F Preferred Stock.

     4. Liquidation Rights of Series F Preferred Stock.
        -----------------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series F Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, but after any preferences paid to any of the Company's preferred stock ranking senior to the Series F Preferred Stock, an amount per share of Series F Preferred Stock equal to the Liquidation Preference.

          (b) If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series F Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed (after any payment of any amount made to holders of any preferred stock ranking senior to the Series F Preferred Stock) shall be distributed ratably among the holders of Series F Preferred Stock on a share-by-share basis.

          (c) After payment to the holders of Series F Preferred Stock of the amounts set forth in Section 4(a) hereof, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of any Company stock entitled to a preference over the Common Stock but ranking junior to the Series F Preferred Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock.

     5. Voting Rights. In addition to any voting rights provided by law,
        -------------
the  holders of Series F Preferred Stock shall have the following voting rights:

          (a) So long as any of the Series F Preferred Stock is outstanding, each share of Series F Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, initially each share of Series F Preferred Stock shall entitle the holder thereof to cast 12,000 votes, which represents the aggregate number of shares of Common Stock for which the Warrant is exercisable divided by 100. In the event any adjustment is made with respect to shares of Common Stock underlying the Warrant pursuant to
Section 8 of the Warrant (an "Antidilution Adjustment"), the number of votes per share of Series F Preferred Stock shall be adjusted accordingly, so that each share of Series F Preferred Stock shall have a number of votes that equals the aggregate number of shares of Common Stock for which the Warrant is then exercisable after giving effect to an Antidilution Adjustment divided by 100. Upon an Antidilution Adjustment, the holders of the Series F Preferred Stock shall receive notice in accordance with Section 7(c) hereof.

          (b) As the Warrant is exercised for shares of Common Stock, the number of votes per share of Series F Preferred Stock shall decrease accordingly, such that, at any given time, each share of Series F Preferred Stock shall have a number of votes that equals the aggregate number of shares of Common Stock for which the Warrant is then exercisable divided by 100. Upon any exercise of the Warrant, the holders of Series F Preferred Stock shall receive notice in accordance with Section 7(c) hereof.

          (c) The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special meeting or annual meeting of stockholders called for the purpose, or pursuant to written consent of such stockholders, shall be necessary to authorize, adopt or approve any Extraordinary Event (as such term is defined in the Warrant) as a result of which the holders of the Warrant shall thereafter have the right to purchase and receive, upon exercise of the Warrant, in lieu of the shares of Common Stock, securities in the surviving entity that have voting rights with respect to such entity (the "Voting Securities"); provided, however, that no such vote of the

Required Holders will be required if, pursuant to such Extraordinary Event, the Series F Preferred Stock is converted into the right to receive shares of preferred stock of the surviving entity that, in the aggregate, possess voting power with respect to the surviving entity at least equivalent to the voting power possessed by the Voting Securities that the holders of the Warrant thereafter have the right to purchase and receive upon full exercise of the Warrant.

          (d) The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or pursuant to a written consent of such stockholders, shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Series F Preferred Stock or grant waivers thereof, or which would otherwise adversely affect, in any material respect, the rights of the Series F Preferred Stock, provided that no such modification or amendment may, without the consent of each holder of Series F Preferred Stock affected thereby, (A) reduce the Liquidation Preference of the Series F Preferred Stock or (B) reduce the percentage of outstanding Series F Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof.

          (e) The foregoing rights of holders of shares of Series F Preferred Stock to take any actions as provided in this Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.

     6.   Expiration of Series F Preferred Stock. On the earlier of (i) the date
          --------------------------------------
that the Warrant is exercised in full and all shares of Common Stock underlying the Warrant are duly and validly issued or (ii) the Warrant Expiration Date (as such term is defined in the Warrant), the Series F Preferred Stock shall cease to have any voting rights, and such shares shall be forfeited. The holders of the Series F Preferred Stock shall receive notice of such event in accordance with Section 7(b) hereof.

     7.   Notice.
          -------

          (a) Upon any partial exercise of the Warrant which causes a decrease in the aggregate number of shares of Common Stock for which the Warrant is exercisable, then, and in each such case, the Company shall promptly deliver to each holder of the Series F Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number of shares of Common Stock for which the Warrant has been exercised, the date of such exercise, the aggregate number of shares of Common Stock underlying the Warrant after such exercise and the corresponding voting power of each share of Series F Preferred Stock calculated in accordance with Section 5(b) hereof.

          (b) If, upon such exercise of the Warrant, the Warrant shall be exercised in full, then the Company shall promptly deliver to each holder of the Series F Preferred Stock, a certificate signed by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company certifying that the Warrant has been exercised in full. Holders of shares of Series F Preferred Stock will have 20 Business Days to turn in to the Company the certificates representing shares of Series F Preferred Stock.

          (c) Upon an Antidilution Adjustment, the Company shall promptly deliver to each holder of Series F Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the Antidilution Adjustment, the date of the Antidilution Adjustment, the aggregate number of shares of Common Stock underlying the Warrant and the corresponding voting power of each share of Series F Preferred Stock calculated in accordance with Section 5(a) hereof.

     8.   No Reissuance of Series F Preferred Stock. No Series F Preferred Stock
          -----------------------------------------
acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

     9.   Transferability.  Shares  of  Series  F  Preferred Stock shall only be
          ---------------
transferred to transferees of the Warrant. The number of shares of such Series F Preferred Stock transferred shall equal the quotient of (i) the number of shares of Common Stock for which the transferred Warrant is exercisable divided by (ii) the number of votes per share of Series F Preferred Stock then applicable to each share of Series F Preferred Stock.

     10.   Delivery  of  Notices. All notices to the Company permitted hereunder
           ---------------------
shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, at or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series F Preferred Stock at their addresses appearing on the books of the Company.

     IN WITNESS WHEREOF, CCC Information Services Group Inc. has caused this Certificate to be signed by its President and Secretary, respectively, on this 13th day of February, 2001.



                                   /s/ Gitesh Ramamurthy
                               -------------------------------------
                               Name:   Gitesh Ramamurthy
                               Title:  President and Chief Executive Officer



                                   /s/ Robert Guttman
                               -------------------------------------
                               Name:   Robert Guttman
                               Title:  Secretary

                              STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATION
                          FILED 04:30 PM 02/23/2001
                             010091543 - 2007159


                      CCC INFORMATION SERVICES GROUP INC.

                                    CORRECTED
                     CERTIFICATE OF DESIGNATION, PREFERENCE
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                    OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                       AND QUALIFICATIONS, LIMITATIONS AW
                              RESTRICTIONS THEREOF

                        PURSUANT TO SECTION 103(F) OF THE
                        DELAWARE GENERAL CORPORATION LAW

     CCC INFORMATION SERVICES GROUP INC. (THE "COMPANY") DOES HEREBY CERTIFY THAT ON FEBRUARY 13, 2001, THE COMPANY FILED WITH THE SECRETARY OF STATE A CERTIFICATE OF DESIGNATION WHICH INACCURATELY SET FORTH THE DATES OF THE INDENTURE AND THE WARRANT AND THE SPELLING OF THE PRESIDENT'S FIRST NAME. THE TEXT OF THE CERTIFICATE OF DESIGNATION IS HEREBY CORRECTED TO READ IN ITS ENTIRETY AS FOLLOWS:

     CCC INFORMATION SERVICES GROUP INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors, by way of a meeting of its members on February 11, 2001, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

     WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and

     WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the Series F Preferred Stock of the Company and the number of shares constituting such preferred stock;

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the Series F Preferred Stock on the terms and with the provisions herein set forth:

                   TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       Of

                            SERIES F PREFERRED STOCK

                                       Of

                      CCC INFORMATION SERVICES GROUP INC.

     The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series F Preferred Stock or the holders thereof are as follows:

     1.   Definitions.  For  purposes  of  this  Designation,  the  following
          -----------
definitions  shall  apply:

     "Board" shall mean the Board of Directors of the Company.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Common Stock" shall mean the Common Stock, $0.10 par value per share, of the Company.

     "Company" shall mean CCC Information Services Group Inc., a Delaware corporation.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, it any, of any such similar Federal statute.

     "Liquidation Preference" shall mean $ 1.00 per share.

     "Original Issue Date" shall mean the date of the original issuance of shares of Series F Preferred Stock.

     "Person" shall mean any individual, firm, corporation, general partnership, limited partnership, limited liability company or other entity and shall include any successor (by merger or otherwise) of such entity.

     "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of February 23, 2001, by and among the Company and the Purchaser named therein, as it may be amended from time to time, a copy of which is on file at the principal office of the Company.

     "Required Holders" shall mean the holders of at least of a majority of the outstanding shares of Series F Preferred Stock.

     "Series F Preferred Stock" shall refer to shares of Series F Preferred Stock, $1.00 par value per share, of the Company.

     "Warrant" shall mean the Warrant, dated as of February 23, 2001, issued pursuant to the Purchase Agreement, exercisable for up to 1,200,000 shares of Common Stock.

     2.   Designation:  Number of Shares. The designation of the preferred stock
          ------------------------------
authorized by this resolution shall be "Series F Preferred Stock," and the number of shares of Series F Preferred Stock authorized hereby shall be 100 shares.

     3. Dividends. The holders of  the Series F Preferred Stock shall not be
        ----------
entitled to receive dividends on shares of Series F Preferred Stock.

     4.   Liquidation  Rights  of  Series  F  Preferred  Stock.
          -----------------------------------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series F
Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Series F Preferred Stock with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Company, but after any preferences paid to any of the Company's preferred stock ranking senior to the Series F Preferred Stock, an amount per share of Series F Preferred Stock equal to the Liquidation Preference.

          (b) If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Series F Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed (after any payment of any amount made to holders of any preferred stock ranking senior to the Series F Preferred Stock) shall be distributed ratably among the holders of Series F Preferred Stock on a share-by-share basis.

          (c) After payment to the holders of Series F Preferred Stock of the amounts set forth in Section 4(a) hereof, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of any Company stock entitled to a preference over the Common Stock but ranking junior to the Series F Preferred Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock.

     5.   Voting  Rights.  In addition to any voting rights provided by law,
          --------------
the holders of Series F Preferred Stock shall have the following voting rights:

          (a) So long as any of the Series F Preferred Stock is outstanding, each share of Series F Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. With respect to any such vote, initially each share of Series F Preferred Stock shall entitle the holder thereof to cast 12,000 votes, which represents the aggregate number of shares of Common Stock for which the Warrant is exercisable divided by 100. In the event any adjustment is made with respect to shares of Common Stock underlying the Warrant pursuant to
Section 8 of the Warrant (an "Antidilution Adjustment"), the number of votes per share of Series F Preferred Stock shall be adjusted accordingly, so that each share of Series F Preferred Stock shall have a number of votes that equals the aggregate number of shares of Common Stock for which the Warrant is then exercisable after giving effect to an Antidilution Adjustment divided by 100. Upon an Antidilution Adjustment, the holders of the Series F Preferred Stock shall receive notice in accordance with Section 7(c) hereof.

          (b) As the Warrant is exercised for shares of Common Stock, the number of votes per share of Series F Preferred Stock shall decrease accordingly, such that, at any given time, each share of Series F Preferred Stock shall have a number of votes that equals the aggregate number of shares of Common Stock for which the Warrant is then exercisable divided by 100. Upon any exercise of the Warrant, the holders of Series F Preferred Stock shall receive notice in accordance with Section 7(a) hereof.

          (c) The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special meeting or annual meeting of stockholders called for the purpose, or pursuant to written consent of such stockholders, shall be necessary to authorize, adopt or approve any Extraordinary Event (as such term is defined in the Warrant) as a result of which the holders of the Warrant shall thereafter have the right to purchase and receive, upon exercise of the Warrant, in lieu of the shares of Common Stock, securities in the surviving entity that have voting rights with respect to such entity (the "Voting Securities"); provided, however, that no such vote of the

Required Holders will be required if, pursuant to such Extraordinary Event, the Series F Preferred Stock is converted into the right to receive shares of preferred stock of the surviving entity that, in the aggregate, possess voting power with respect to the surviving entity at least equivalent to the voting power possessed by the Voting Securities that the holders of the Warrant thereafter have the right to purchase and receive upon full exercise of the Warrant.

          (d) The affirmative vote of the Required Holders, voting together as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or pursuant to a written consent of such stockholders, shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation of the Company which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Series F Preferred Stock or grant waivers thereof, or which would otherwise adversely affect, in any material respect, the rights of the Series F Preferred Stock, provided that no such modification or amendment may, without the consent of each holder of Series F Preferred Stock affected thereby, (A) reduce the Liquidation Preference of the Series F Preferred Stock or (B) reduce the percentage of outstanding Series F Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof.

          (e) The foregoing rights of holders of shares of Series F Preferred Stock to take any actions as provided in this Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.

     6.     Expiration  of  Series  F Preferred Stock. On the earlier of (i) the
            ------------------------------------------
date that the Warrant is exercised in full and all shares of Common Stock underlying the Warrant are duly and validly issued or (ii) the Warrant Expiration Date (as such term is defined in the Warrant), the Series F Preferred Stock shall cease to have any voting rights, and such shares shall be forfeited. The holders of the Series F Preferred Stock shall receive notice of such event in accordance with Section 7(b) hereof.

     7.     Notice.
            -------

          (a) Upon any partial exercise of the Warrant which causes a decrease in the aggregate number of shares of Common Stock for which the Warrant is exercisable, then, and in each such case, the Company shall promptly deliver to each holder of the Series F Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number of shares of Common Stock for which the Warrant has been exercised, the date of such exercise, the aggregate number of shares of Common Stock underlying the Warrant after such exercise and the corresponding voting power of each share of Series F Preferred Stock calculated in accordance with Section 5(b) hereof.

          (b) If, upon such exercise of the Warrant, the Warrant shall be exercised in full, then the Company shall promptly deliver to each holder of the Series F Preferred Stock, a certificate signed by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company certifying that the Warrant has been exercised in full Holders of shares of Series F Preferred Stock will have 20 Business Days to turn in to the Company the certificates representing shares of Series F Preferred Stock.

          (c) Upon an Antidilution Adjustment, the Company shall promptly deliver to each holder of Series F Preferred Stock, a certificate signed by the President or a Vice President and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the Antidilution Adjustment, the date of the Antidilution Adjustment, the aggregate number of shares of Common Stock underlying the Warrant and the corresponding voting power of each share of Series F Preferred Stock calculated in accordance with Section 5(a) hereof.

     8.     No  Reissuance  of  Series  F Preferred Stock. No Series F Preferred
            ---------------------------------------------
Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

     9.     Transferability.  Shares  of  Series F Preferred Stock shall only be
            ---------------
transferred to transferees of the Warrant. The number of shares of such Series F Preferred Stock transferred shall equal the quotient of (i) the number of shares of Common Stock for which the transferred Warrant is exercisable divided by (ii) the number of votes per share of Series F Preferred Stock then applicable to each share of Series F Preferred Stock.

     10.     Delivery of Notices. All notices to the Company permitted hereunder
             -------------------
shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, at or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Series F Preferred Stock at their addresses appearing on the books of the Company.

     IN WITNESS WHEREOF, CCC Information Services Group Inc. has caused this Certificate to be signed by its President and Secretary, respectively, on this 13th day of February, 2001.



                                   /s/ Githesh Ramamurthy
                               -------------------------------------------------
                               Name:   Githesh Ramamurthy
                               Title:  President and Chief Executive Officer



                                   /s/ Robert Guttman
                               -------------------------------------------------
                               Name:   Robert Guttman
                               Title:  Secretary

     IN WITNESS WHEREOF, CCC Information Services Group Inc has caused this Corrected Certificate to be signed by its President and Secretary, respectively, on this 23d day of February, 2001.
        ---



                                   /s/ Githesh  Ramamurthy
                               -------------------------------------------------
                               NAME:   Githesh  Ramamurthy
                               Title:  President and Chief Executive Officer



                                   /s/ Robert Guttman
                               -------------------------------------------------
                               Name:   Robert Guttman
                               Title:  Secretary

                                                                    EXHIBIT 31.1

               CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

                                                                    EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER




I, Githesh Ramamurthy, Chairman and Chief Executive Officer of CCC Information Services Group Inc, certify that:

1. I have reviewed this report on Form 10-Q of CCC Information Services Group Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d- 15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonable likely to materially affect, the registrant's internal control over financial reporting;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


     Date:  July  22,  2004   By:     /s/Githesh  Ramamurthy
                                      ----------------------
                              Name:   Githesh  Ramamurthy
                              Title:  Chairman  and
                                      Chief  Executive  Officer

                                                                    EXHIBIT 31.2
               CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

I, David L. Harbert, Senior Vice President and Chief Financial Officer of CCC Information Services Group Inc., certify that:

1. I have reviewed this report on Form 10-Q of CCC Information Services Group Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d- 15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonable likely to materially affect, the registrant's internal control over financial reporting;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



     Date:  July  22,  2004               By:     /s/ David  L.  Harbert
                                                  ---------------------
                                          Name:   David  L.  Harbert
                                          Title:  Senior  Vice  President
                                                  and  Chief  Financial  Officer

                                                                    EXHIBIT 32.1

                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of CCC Information Services Group Inc. (the "Company") on Form 10-Q for the quarter ending June 30, 2004 as filed with the Securities Exchange Commission on the date hereof (the "Report"), I, Githesh Ramamurthy, Chairman and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   The  Report  fully  complies with the requirements of Section 13(a) or
          Section  15(d)  of  the  Securities  Exchange  Act  of  1934;  and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



     Date:  July  22,  2004            By:       /s/Githesh  Ramamurthy
                                                 ----------------------
                                       Name:     Githesh  Ramamurthy
                                       Title:    Chairman and
                                                 Chief  Executive  Officer





In connection with the Quarterly Report of CCC Information Services Group Inc. (the "Company") on Form 10-Q for the quarter ending June 30, 2004 as filed with the Securities Exchange Commission on the date hereof (the "Report"), I, David
L. Harbert, Senior Vice President and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section  906  of  the  Sarbanes-Oxley  Act  of  2002,  that:

     1.   The  Report  fully  complies with the requirements of Section 13(a) or
          Section  15(d)  of  the  Securities  Exchange  Act  of  1934;  and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



     Date:  July  22,  2004             By:     /s/ David L. Harbert
                                                ---------------------
                                        Name:   David L. Harbert
                                        Title:  Senior Vice President
                                                and Chief Financial Officer